UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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☐	Soliciting Material under §240.14a-12

ACADIA HEALTHCARE COMPANY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6100 Tower Circle, Suite 1000
Franklin, Tennessee 37067

April 10, 2025

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Acadia Healthcare Company, Inc., to be held on Thursday, May 29, 2025, at 8:00 a.m. (Central Time), at our executive offices located at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067. The matters to be acted upon at the Annual Meeting are more fully described in the accompanying Proxy Statement and related materials.

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our 2024 Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy documents over the internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2024 Annual Report to Stockholders and a form of proxy card.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by proxy as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials sent to you or in the Proxy Statement. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

We look forward to your attendance at the Annual Meeting.

Sincerely,

Christopher H. Hunter
Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD
AS PROMPTLY AS POSSIBLE.

6100 Tower Circle, Suite 1000
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2025

TO OUR STOCKHOLDERS:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Acadia Healthcare Company, Inc. will be held on Thursday, May 29, 2025, at 8:00 a.m. (Central Time), at our executive offices located at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067.

The Annual Meeting is being convened for the following purposes:

(1)	To elect four nominees as Class II directors;

(2)	To approve an amendment to the Acadia Healthcare Company, Inc. Amended and Restated Incentive Compensation Plan;

(3)	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

(4)	To approve, on a non-binding advisory basis, the frequency of a non-binding advisory vote on the compensation of our named executive officers;

(5)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(6)	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. Please read the materials carefully.

The Board of Directors has fixed the close of business on April 1, 2025 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Dated: April 10, 2025	By order of the Board of Directors,

Christopher H. Hunter
Chief Executive Officer and Director

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

Note to Readers

Unless the context otherwise requires, all references in this Proxy Statement to “Acadia,” “the Company,” “we,” “us” or “our” mean Acadia Healthcare Company, Inc. and its consolidated subsidiaries. Acadia Healthcare Company, Inc. is a holding company whose direct and indirect subsidiaries own and operate behavioral healthcare facilities and conduct healthcare and management operations. The terms “facilities,” “centers,” “clinics,” and “hospitals” refer to entities owned, operated, or managed by subsidiaries of Acadia Healthcare Company, Inc. References herein to “Acadia employees” or to “our employees” refer to employees of subsidiaries of Acadia Healthcare Company, Inc.

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6100 Tower Circle, Suite 1000
Franklin, Tennessee 37067

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Acadia Healthcare Company, Inc. (the “Company”) of proxies to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at our executive offices located at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, on Thursday, May 29, 2025, at 8:00 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or made available to stockholders on or about April 10, 2025.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

The close of business on April 1, 2025 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 180,000,000 authorized shares of common stock, $0.01 par value per share (“Common Stock”), of which 92,127,804 shares were outstanding and entitled to vote, and 10,000,000 authorized shares of preferred stock, $0.01 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the Annual Meeting.

Quorum Requirements

A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting.

Voting Procedures

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the Notice of Internet Availability of Proxy Materials or proxy card provided to you for information on the available voting methods.

If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if no instructions are given, each proxy will be voted:

●	FOR the election as directors of the nominees described in this Proxy Statement;

●	FOR the approval of an amendment to the Acadia Healthcare Company, Inc. Amended and Restated Incentive Compensation Plan;

●	FOR the approval, on a non-binding advisory basis, of the compensation of our executive officers named in the section below entitled “EXECUTIVE COMPENSATION – Summary Compensation Table” (the “Named Executive Officers”);

●	FOR the approval, on a non-binding advisory basis, of a frequency of every year for future non-binding advisory votes on the compensation of our Named Executive Officers;

●	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

●	In accordance with the recommendation of the Board on any other proposal that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The persons named as proxies were selected by our Board of Directors.

Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 5), but is not permitted to use its discretion and vote your shares on non-routine matters (such as Proposals 1, 2, 3 and 4). We urge you to give voting instructions to your broker or nominee on all proposals. Shares that are not permitted to be voted by your broker or nominee are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and, therefore, will have no direct impact on any proposal. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome of the election. If you abstain from voting on Proposals 2, 3, 4 or 5, your abstention will have the same legal effect as a vote against these proposals.

Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, prior to the Annual Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

Miscellaneous

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

Our management is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of our Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), provides that our Board of Directors shall be divided into three classes, subject to a declassification plan to fully phase out director classification by the Company’s 2029 annual meeting of stockholders, as further described below. All classes of directors currently have three-year terms. The terms of our Class II directors expire at the Annual Meeting.

As set forth in our Certificate of Incorporation, for our annual meeting of stockholders in 2025 and 2026, the classes of directors whose terms expire at those meetings will be nominated for re-election for three-year terms, respectively; for our annual meeting of stockholders in 2027, the class of directors whose terms expire at such meeting will be nominated for re-election for a two-year term; for our annual meeting of stockholders in 2028, the class of directors whose terms expire at such meeting will be nominated for re-election for a one-year term; and our Board of Directors will be fully declassified, with all directors standing for annual election, beginning with our annual meeting of stockholders in 2029. The following table illustrates how our classified Board of Directors will be phased out pursuant to our Certificate of Incorporation, assuming no change in the number of our directors.

Annual Meeting	Number of Directors to be Elected	Term of Directors Elected (Year of Expiration)
2025	4	three-year term (expires 2028)
2026	3	three-year term (expires 2029)
2027	3	two-year term (expires 2029)
2028	4	one-year term (expires 2029)
2029	10	one-year term (expires 2030)

Our Board of Directors has nominated the individuals named below under the caption “Class II Nominees” for election as directors to serve until the annual meeting of stockholders in 2028 and their successors have been elected and take office or until their earlier death, resignation or removal. Each nominee has consented to be a candidate and to serve if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Qualification of Directors

As described below, our Board of Directors is composed of individuals from differing backgrounds and experiences. As reflected in the table set forth below, we believe that each of our continuing directors possesses unique qualifications, skills and attributes that complement the performance of the Board of Directors as a whole. The experience that each has obtained from his or her professional background, as set forth below, has qualified him or her to serve on our Board of Directors.

The following table highlights key skills, experiences and qualifications of our continuing directors in areas deemed valuable for execution of our long-term strategy. Such skills matrix is intended to set forth notable areas of strength, and the absence of a mark does not mean that a particular director lacks the corresponding skill, experience, or qualification.

Skill or Experience	Mr. Bernhard	Mr. Bissell	Mr. Fucci	Ms. Gregg	Mr. Grieco	Dr. Harris	Mr. Hunter	Mr. Kelly	Mr. Miquelon	Mr. Waud
Health Care Industry	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Quality/Patient Management				✓	✓	✓	✓			✓
Real Estate/Project Management		✓						✓	✓	✓
Board and Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Audit/Finance and Legal/Risk Management		✓	✓		✓			✓	✓	✓
M&A and Strategic Initiatives	✓	✓	✓		✓		✓	✓	✓	✓
Information Technology/Digital		✓	✓							✓
Government/Regulatory/ Public Policy				✓	✓	✓		✓		✓

Class II Nominees

The following table shows the names, ages and principal occupations of each of the nominees designated by our Board of Directors to become directors and the year in which each nominee was first appointed or elected to the Board of Directors:

Name	Age	Principal Occupation/Other Directorships	Director Since

Jason R. Bernhard	59	Mr. Bernhard is the Global Chief Operating Officer, Financial Advisory; Managing Director, and a Vice Chairman of Investment Banking at Lazard, Inc. where he has served for more than 25 years. In addition, he was formerly Global Co-Head of Lazard’s Healthcare Investment Banking group. Our Board believes that Mr. Bernhard is qualified to serve as a director because of, among other things, his extensive corporate finance background and his general business and financial acumen.	2019

William F. Grieco	71	Since March 2018, Mr. Grieco has served as Chief Compliance Officer of NX Development Corporation, the U.S. life sciences affiliate of Tokyo-based SBI Holdings, Inc., and since May 2021, has served as Senior Vice President and General Counsel. Also, since 2008, Mr. Grieco has served as the Managing Director of Arcadia Strategies, LLC, a legal and business consulting organization servicing healthcare, science and technology companies. From 2003 to 2008, he served as Senior Vice President and General Counsel of American Science and Engineering, Inc., an x-ray inspection technology company. From 2001 to 2002, he served as Senior Vice President and General Counsel of IDX Systems Corporation, a healthcare information technology company. Previously, from 1995 to 1999, he was Senior Vice President and General Counsel for Fresenius Medical Care North America, a dialysis service and products company. Prior to that, Mr. Grieco was a partner in the Healthcare Department at Choate, Hall & Stewart, a general service law firm. Mr. Grieco previously served on the board of directors of PHC, Inc. Our Board believes that Mr. Grieco is qualified to serve as a director because of, among other things, his extensive knowledge of and experience in the healthcare industry and his general business and financial acumen.	2011

Name	Age	Principal Occupation/Other Directorships	Director Since

R. David Kelly	61	Since 2011, Mr. Kelly has served as the founder and managing partner of StraightLine Realty Partners, an alternative investment platform based in Dallas, Texas. Mr. Kelly has also been a founder of multiple real estate and investment companies, including Croesus and Company, Serra Real Estate Capital, LLC, Circuit Avenue Advisors and Atwood Management. He previously served as a founding partner of Carleton Residential Properties from 1996 to 2011. Mr. Kelly currently serves as a director or trustee of Invesco Commercial Real Estate Finance Trust, Inc., the Children’s Medical Center (Dallas) Foundation, and the Dallas Police and Fire Pension Fund. Mr. Kelly has served on major institutional investor boards, including serving as trustee and Chairman of the Teacher Retirement System of Texas from 2007-2017, as well as multiple endowment, financial services and real estate boards. Our Board believes that Mr. Kelly is qualified to serve as a director because of, among other things, his extensive corporate finance and real estate background and his general business and financial acumen.	2022

Reeve B. Waud	61	Mr. Waud founded the Company in 2005 and, most recently, has served as the Chairman of the Board since December 2018. Mr. Waud previously served as the Lead Director of the Board from April 2012 to December 2018. Mr. Waud formed Waud Capital Partners, L.L.C. (“WCP”) in 1993 and has served as the Managing Partner of WCP since that time. Prior to founding WCP, Mr. Waud was an investment professional at Golder, Thoma, Cressey, Rauner, Inc. (“GTCR”), a private equity investment group based in Chicago, Illinois. Before joining GTCR, Mr. Waud was in the Corporate Finance Group of Salomon Brothers Inc and was a founding member of its Venture Capital Group. He serves on the board of directors of the Northwestern Memorial HealthCare Foundation. In addition, he is a trustee and member of the finance committee of the Art Institute of Chicago. Mr. Waud has served on various for profit and non-profit boards, including the Northwestern Memorial HealthCare finance committee, the John G. Shedd Aquarium, the Economic Club of Chicago, the Illinois State Police Merit Board, and St. Paul’s School in Concord, New Hampshire. Our Board believes that Mr. Waud is qualified to serve as a director because of, among other things, his extensive knowledge of and experience in the healthcare industry and his general business and financial acumen. Mr. Waud was originally designated as a director by WCP.	2005

Required Vote

Our Certificate of Incorporation provides that, in an uncontested election, a nominee is elected if a majority of the votes cast by the holders of the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present are cast in favor of such nominee’s election. In contested elections, directors are elected by a plurality of the votes cast. Our Certificate of Incorporation does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends that the stockholders vote FOR each of the Class II nominees.

Continuing Directors

Each of the persons named below will continue to serve as a director until the annual meeting of stockholders in the year indicated and a successor is elected and takes office or until his or her earlier death, resignation or removal. Stockholders are not voting on the election of the Class I directors or Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director and the year in which each was first appointed or elected to our Board or that of our predecessor, Acadia Healthcare Company, LLC:

Name	Age	Principal Occupation/Other Directorships	Director Since

Class III Term Expiring in 2026

Michael J. Fucci	66	Prior to his retirement in September 2020, Mr. Fucci served as Chairman Emeritus of Deloitte U.S. He previously served as Executive Chairman of Deloitte U.S. from 2015 to 2019, Chief Operating Officer of Deloitte Consulting from 2009 to 2015 and held various management positions since 2003. Mr. Fucci also served as a member on both the Deloitte U.S. and Deloitte Global Boards of Directors. While at Deloitte U.S., he established and co-chaired the Board Leadership Forum, a coalition of Fortune 500 board chairs and lead directors. Mr. Fucci currently serves on the board of directors of Flotek Industries, Inc. (NYSE: FTK). Our Board believes that Mr. Fucci is qualified to serve as a director because of, among other things, his extensive corporate finance background, corporate governance experience, deep experience around talent strategy and his general business and financial acumen.	2020

Patrice A. Harris, M.D., M.A.	65	Dr. Harris is a board-certified psychiatrist and the Co-Founder and Chief Executive Officer of eMed Digital Healthcare, a digital healthcare company. She is also an Adjunct Professor of Psychiatry and Behavioral Sciences at Emory University School of Medicine, and an Adjunct Clinical Assistant Professor in Psychiatry and Behavioral Sciences at Morehouse School of Medicine. Dr. Harris is a Fellow of the American Psychiatric Association (“APA”). She previously served as the President of the American Medical Association (“AMA”) from 2019 to 2020, and Chair of the AMA’s Opioid Task Force from 2014 to 2021. Dr. Harris previously served on the Board of Trustees of the APA. Dr. Harris currently serves on the board of directors of United Bankshares, Inc. (NASDAQ: UBSI). Our Board believes that Dr. Harris is qualified to serve as a director because of, among other things, her extensive healthcare experience, particularly in the psychiatric and behavioral healthcare fields.	2023

Name	Age	Principal Occupation/Other Directorships	Director Since

Wade D. Miquelon	60

Mr. Miquelon is currently founder and partner in Playmore Holdings, LLC, a beauty, health and leisure investment and operations company. Prior to his retirement in May 2023, Mr. Miquelon served as the President, Chief Executive Officer and a member of the board of directors of JOANN Inc. (NASDAQ: JOAN) (“Jo-Ann”), the nation’s leading fabric and craft specialty retailer (which filed for Chapter 11 bankruptcy in March 2024 and January 2025). Prior to that, he served as the Chief Financial Officer and Executive Vice President of Jo-Ann. Prior to joining Jo-Ann, he served as Chief Financial Officer, Executive Vice President and President International for Walgreen Co. from June 2008 to August of 2014. From 2006 to 2008, he was Executive Vice President and Chief Financial Officer at Tyson Foods, Inc. Prior to that, Mr. Miquelon served Procter and Gamble in several positions of increasing responsibility in the U.S., Asia and Europe. Mr. Miquelon serves on the advisory board of Vorto, an AI-based supply chain company. He has served on various for profit and non-profit boards including Jo-Ann, Alliance Boots, the Chicago Lyric Opera, the John G. Shedd Aquarium and the National 4-H Council. Our Board believes that Mr. Miquelon is qualified to serve as a director because of, among other things, his extensive knowledge and background in public accounting and finance.

			2012
Class I Term Expiring in 2027

E. Perot Bissell	65	Mr. Bissell currently serves as an Advisory Partner at Egis Capital Partners, LLC (“Egis Capital”), a private equity firm that invests in the security and protection industries. From 2016 to 2023, Mr. Bissell was a Managing Partner of Egis Capital. Mr. Bissell served as the Chairman and Chief Executive Officer of Next Generation Energy Logistics, LLC, an energy logistics development company, from 2013 to 2015. Before that, Mr. Bissell served as the Vice Chairman of Pilot Logistics Services, a provider of drilling and exploration support services, from September 2012 until July 2013. From 2006 to 2012, he served as Chief Executive Officer for Maxum Petroleum, Inc., an independent energy logistics company. Prior to that, Mr. Bissell was a Partner of Northwest Capital Appreciation, Inc., a merchant banking and private equity firm, and before that, the Co-Managing Partner and Chief Financial Officer of SLP Capital, a specialty finance company. Mr. Bissell currently serves on the board of directors of Palmdale Solutions, LLC, an energy logistics platform, and Clear Object, Inc., a provider of AI video solutions for preventative maintenance for mission critical equipment and infrastructure. Mr. Bissell previously served on the board of directors of First Reserve Sustainable Growth Corp. (NASDAQ: FRSG) from 2021 to 2023. Our Board believes that Mr. Bissell is qualified to serve as a director because of, among other things, his extensive corporate finance background and his general business and financial acumen.	2013

Name	Age	Principal Occupation/Other Directorships	Director Since

Vicky B. Gregg	70	Since November 2014, Ms. Gregg has served as Co-Founder and Partner of Guidon Partners, an investor and consultant for an array of privately held healthcare companies. She served as Chief Executive Officer of BlueCross BlueShield of Tennessee from January 2003 through the end of 2012. Ms. Gregg currently serves on the board of directors of Quest Diagnostics Incorporated (NYSE: DGX), Erlanger Health, and Capital Vision Services, LLC d/b/a MyEyeDr. Our Board believes that Ms. Gregg is qualified to serve as a director because of, among other things, her extensive healthcare background and her general business and financial acumen.	2016

Christopher H. Hunter	56	Since April 11, 2022, Mr. Hunter has served as our Chief Executive Officer. From January 2014 through August 2021, Mr. Hunter served in senior leadership positions at Humana, most recently as President of Humana’s Group, Military & Specialty and previously as Humana’s Chief Strategy Officer. Mr. Hunter served as President, Provider Markets, for TriZetto Corporation prior to joining Humana. Mr. Hunter serves on the board of directors of the University of North Carolina-Chapel Hill Honors Program. Our Board believes that Mr. Hunter is qualified to serve as a director because of, among other things, his extensive healthcare background and his general business and financial acumen.	2022

PROPOSAL 2: APPROVAL OF AMENDMENT TO Acadia Healthcare Company, Inc. Amended and Restated INCENTIVE COMPENSATION PLAN

Background

The Acadia Healthcare Company, Inc. Amended and Restated Incentive Compensation Plan, last amended and restated in 2023 (the “Incentive Plan”), provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock and other stock-based and cash-based awards. Directors, officers and other employees of the Company, as well as other persons performing consulting or advisory services for the Company, are eligible for grants under the Incentive Plan. The purpose of the Incentive Plan is to provide incentives that will attract, retain and reward high performing officers, directors, employees and consultants by providing them with a proprietary interest in our long-term success or compensation based on their performance in fulfilling their responsibilities to the Company.

As of April 1, 2025, there were outstanding under the Incentive Plan:

Total Stock Options Outstanding	655,686
Total Unvested Restricted Stock Outstanding	1,829,245
Total Unvested Restricted Stock Units Outstanding	201,868
Total Common Stock Outstanding	92,127,804
Weighted-Average Exercise Price of Stock Options Outstanding	$57.44
Weighted-Average Remaining Duration of Stock Options Outstanding	6.20
Total Shares Available for Grant under Incentive Plan	1,202,970

The closing price of a share of our Common Stock on The NASDAQ Global Select Market on April 1, 2025 was $29.93. The Incentive Plan is the Company’s only equity compensation plan.

Proposal

In April 2025, the Compensation Committee and the Board of Directors approved and adopted an amendment to the Incentive Plan (the “Amendment”), subject to stockholder approval. If approved, the Amendment would increase the aggregate number of shares of our Common Stock that may be issued or used for purposes of awards granted under the Incentive Plan by 2,475,000 shares, which would increase the aggregate number of shares available for issuance or use under the Incentive Plan from 12,700,000 shares to 15,175,000 shares. Increasing the number of shares of Common Stock available for issuance or use under the Incentive Plan would enable the Company to effectively use the Incentive Plan going forward in attracting, retaining and rewarding talented officers, directors, employees and consultants. The Incentive Plan is not being amended in any other respect.

Stockholders are being asked to approve the Amendment at the Annual Meeting. The full text of the Amendment is included in Appendix A to this Proxy Statement.

Description of the Incentive Plan

Set forth below is a summary of the material terms of the Incentive Plan. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is included in Appendix B to this Proxy Statement.

Administration. The Incentive Plan is administered by the Compensation Committee. Under the Incentive Plan, the Compensation Committee has the power to:

●	Grant awards under the Incentive Plan and determine the recipients, type of awards, form, amount and other terms and conditions of awards, including the number of shares of Common Stock in each award;

●	Construe and interpret the terms and provisions of the Incentive Plan or any award agreement;

●	Amend the terms of outstanding awards;

●	Administer the Incentive Plan and adopt such rules, forms, instruments and guidelines for administering the Incentive Plan as it deems necessary or proper;

●	Make all other determinations in connection with the Incentive Plan and the awards; and

●	Delegate authority under the Incentive Plan.

Available Shares. On and after the effective date of the Amendment, the aggregate number of shares of our Common Stock which may be issued or used for reference purposes under the Incentive Plan or with respect to which awards may be granted may not exceed 15,175,000 shares. The number of shares available for issuance under the Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the number of outstanding shares of our Common Stock. In the event of any of these occurrences, we may make any appropriate adjustments to, among other things, the number and kind of shares, options or other property available for issuance under the Incentive Plan or covered by outstanding awards. The shares available for issuance under the Incentive Plan may be either authorized and unissued shares of our Common Stock or shares of Common Stock held in or acquired for our treasury. In general, if awards under the Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the Incentive Plan.

Maximum Awards. The maximum number of shares of our Common Stock subject to any performance award granted to any one participant during any fiscal year is 750,000 shares, and the maximum number of shares of our Common Stock for all awards granted to any one participant during any fiscal year is 1,500,000 shares. The maximum value of a cash payment made under a performance award with respect to any fiscal year is $10,000,000.

Eligibility for Participation. Members of our Board of Directors, as well as our employees and consultants, are eligible to receive awards under the Incentive Plan. The number of persons eligible to participate in the Incentive Plan as of April 1, 2025 is estimated to be approximately 25,500 employees, officers, consultants and advisors, as a class, and nine non-employee directors.

Award Agreement. Awards granted under the Incentive Plan will generally be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Stock Options. The Compensation Committee may grant nonqualified options to purchase shares of our Common Stock to eligible employees and eligible non-employees, and incentive options to purchase shares of our Common Stock only to eligible employees. The Compensation Committee will determine the number of shares of our Common Stock subject to each option, the term of each option, which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% or greater stockholder), the exercise price, the vesting schedule (if any) and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our Common Stock at the time of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.

Stock Appreciation Rights. The Compensation Committee may grant SARs either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (a “Tandem SAR”), or independent of a stock option (a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our Common Stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by an SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our Common Stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Incentive Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

Restricted Stock. The Compensation Committee may award shares of restricted stock. Except with respect to dividends or as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally will have the rights of a stockholder with respect to the shares, including the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. In no event will dividends or dividend equivalents be granted with respect to unvested shares of restricted stock, except that the Compensation Committee may provide in the applicable award agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the shares of restricted stock. Recipients of restricted stock will generally be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including dispositions and acquisitions, and other similar events or circumstances.

Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including nonmanagement director compensation paid at the election of a director in shares of our Common Stock in lieu of cash, stock equivalent units and restricted stock units that are payable in cash or denominated or payable in or valued by shares of our Common Stock or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and a minimum vesting period.

Other Cash-Based Awards. The Compensation Committee may grant awards payable in cash. Cash-based awards shall be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.

Performance Awards. The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance or other factors or criteria, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

Change in Control. In connection with a change in control, as defined in the Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the Incentive Plan. In addition, such awards may be, in the discretion of the Compensation Committee:

●	Assumed and continued or substituted in accordance with applicable law; or

●	Purchased by us for an amount equal to the excess of the price of a share of our Common Stock paid in a change in control over the exercise price of the awards.

The Compensation Committee may also provide for accelerated vesting or lapse of restrictions of an award at any time.

Stockholder Rights. Except as otherwise provided in the applicable award agreement and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our Common Stock covered by any award until the participant becomes the record holder of such shares. In no event will dividends or dividend equivalents be granted with respect to unvested awards, except that the Compensation Committee may provide in the applicable award agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the award.

Amendment and Termination. Notwithstanding any other provision of the Incentive Plan, generally our Board of Directors may at any time amend any or all of the provisions of the Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant. Repricing of options and SARs (including the cash buyout of underwater options and SARs) without stockholder approval is prohibited.

Transferability. Awards granted under the Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The Incentive Plan provides that awards granted under the Incentive Plan are subject to any right that we might have (i) under any recoupment policy or (ii) regarding the clawback of “incentive-based compensation” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under any applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”).

Federal Income Tax Consequences

Under present federal income tax law, participants will generally realize ordinary income equal to the amount of a cash award under the Incentive Plan in the year of receipt. With respect to equity awards (other than options) under the Incentive Plan, participants will generally recognize ordinary income based on the market value of our Common Stock at the time it becomes vested or earned under an award; however, with respect to an award of restricted stock, participants can make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed on the value of the Common Stock at the time the award is granted. In either case, the individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an award. For this purpose, the individual’s basis in the Common Stock is its fair market value at the time the Common Stock subject to the award becomes vested. If an election under Section 83(b) is made, basis is determined at the time the Common Stock was transferred. With respect to nonqualified stock options, a participant will recognize ordinary income when the option is exercised, equal to the difference between the exercise price and the fair market value of our Common Stock at the time of exercise. A participant who exercises an incentive stock option generally will not recognize any ordinary income, provided the participant holds the Common Stock for at least two years from the time of grant of the option and one year from the time of exercise.

We will generally be entitled to a corresponding federal income tax deduction at the time the participant recognizes ordinary income. However, Section 162(m) of the Code generally limits federal income tax deductions for compensation paid to a “covered employee” in any taxable year to $1 million. A person is a covered employee if such person was the Company’s Chief Executive Officer or Chief Financial Officer, was one of the Company’s three other most highly compensated officers for the fiscal year, or was a covered employee in a prior year.

The Incentive Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the Incentive Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to approve the Amendment. Under Delaware law, an abstention will have the same legal effect as a vote against approval of the Amendment, and broker non-votes will have no effect on the outcome of the approval of the Amendment.

The Board of Directors recommends that the stockholders vote FOR approval of the Amendment.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2024 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Stockholders(2)	2,131,957(3)	$57.45	2,053,112
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	2,131,957		2,053,112

(1)	Excludes shares to be issued upon exercise of outstanding options and vesting of outstanding restricted stock units.

(2)	Represents securities issued or available for issuance under the Incentive Plan.

(3)	Includes 291,518 shares that may be issued upon vesting of outstanding restricted stock units that vest over three years, assuming that maximum performance goals are attained in all three years.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described below in the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.” Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee, override any decision made by the Board of Directors or the Compensation Committee or create or imply any additional fiduciary duty of the Board of Directors or the Compensation Committee. The Compensation Committee will, however, review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our executive compensation program is vital to our ability to attract, motivate and retain a highly experienced team of executives. We believe that the program is structured in a manner that supports our company and our business objectives.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to indicate their support for the compensation of our Named Executive Officers disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of stockholders pursuant to Item 402 of Regulation S-K, including the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.”

Although the results of this advisory vote are not binding on the Board of Directors or the Compensation Committee, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors recommends that stockholders vote FOR the resolution to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.

PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY
OF THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires us to include, at least once every six years, a non-binding advisory vote regarding the frequency of the non-binding advisory vote on executive compensation. In casting their advisory vote, stockholders may choose among four options:

●	A vote every year;

●	A vote every two years;

●	A vote every three years; or

●	To abstain from voting.

The last time the Company’s stockholders cast a frequency vote was at the 2019 annual meeting of stockholders. The stockholders voted in favor of a frequency of every year. Based on these results and the reasons described below, the Board of Directors has determined that a non-binding advisory vote on executive compensation that occurs every year is the most appropriate option for us at this time. The Board of Directors believes that an advisory vote every year will be the most effective timeframe for us to respond to stockholders’ feedback and provide us with sufficient time to engage with stockholders to understand and respond to the vote results. Setting a one-year period will enhance stockholder communication by providing a clear, simple means for us to obtain information on investor sentiment about our executive compensation philosophy.

Although the results of this advisory vote are not binding on the Board of Directors or the Compensation Committee, the Board of Directors and the Compensation Committee will review the voting results and will respect the expressed desire of the Company’s stockholders by implementing the option, if any, that receives an affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If no option receives a majority, the Board will select the annual option to be in effect until the next non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation.

The Board of Directors recommends that stockholders vote for a frequency of every year for future non-binding stockholder advisory votes on the compensation of our Named Executive Officers.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Amended and Restated Bylaws, as amended (“Bylaws”), or otherwise, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

Fees

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2024 and 2023, and fees incurred for other services rendered by Ernst & Young LLP for such years:

	2024	2023
Audit Fees(1)	$3,858,800	$3,576,657
Audit-Related Fees	—	—
Tax Fees(2)	1,522,641	967,223
All Other Fees	—	—
Total Fees	$5,381,441	$4,543,880

(1)	Primarily for the audit of our annual financial statements and the review of our quarterly financial statements, and services provided in connection with acquisition due diligence. Also includes travel and lodging costs incurred in connection with the rendering of audit services.

(2)	Primarily for tax compliance services and other tax planning and tax advice services.

Pre-approval of Auditor Services

The charter of the Audit and Risk Committee provides that the Audit and Risk Committee must pre-approve all auditing and non-auditing services to be provided by our auditor. In addition, the Audit and Risk Committee shall have the sole authority to approve any compensation to our auditor for any approved audit or non-audit services. For 2024, all services provided by Ernst & Young LLP were pre-approved by the Audit and Risk Committee. All non-audit services were reviewed by the Audit and Risk Committee, and the Audit and Risk Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm. If the appointment is not ratified, the matter will be referred to the Audit and Risk Committee for further review.

The Audit and Risk Committee and the Board of Directors recommend that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board annually reviews the independence of all of our directors and affirmatively makes a determination as to the independence of each director based on whether such director satisfies the definition of “independent director” as set forth in the applicable rules of The NASDAQ Stock Market. We had nine independent directors in 2024. Our Board has determined that all of our directors are independent directors other than Mr. Hunter. Our independent directors meet in executive sessions as required by the applicable rules of The NASDAQ Stock Market.

Code of Conduct and Code of Ethics for Senior Financial Officers

Our Board of Directors has adopted a Code of Conduct which is applicable to all of our officers, employees and directors, including our Chief Executive Officer, Chief Financial Officer, the principal accounting officer or controller and all persons performing similar functions (together, the “Senior Financial Officers”). In addition, our Board has adopted a Code of Ethics that applies to the Senior Financial Officers. Both the Code of Conduct and the Code of Ethics are available on our website at www.acadiahealthcare.com under the webpage “Investors – Corporate Governance.”

Committees of the Board of Directors

Our Board of Directors has established five standing committees – a Compensation Committee, an Audit and Risk Committee, a Nominating and Governance Committee, a Quality and Compliance Committee and a Finance Committee, each of which is described below.

Compensation Committee

Our Board of Directors has appointed a Compensation Committee to assist it with executive compensation matters. The primary responsibilities and duties of the Compensation Committee are:

●	Reviewing and approving for the Chief Executive Officer and other executive officers (a) the annual base salary level, (b) bonus and other annual incentives, (c) equity compensation, (d) employment agreements, severance arrangements and change in control arrangements, and (e) any other benefits, compensation, compensation policies or arrangements;

●	Reviewing and making recommendations to the Board regarding the compensation policy for such other officers as directed by the Board;

●	Preparing a report to be included in the annual report or proxy statement that describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to our performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers; and

●	Overseeing the administration and approval of our current equity-based compensation plans and making recommendations to our Board of Directors with respect to amendments to the plans, changes in the number of shares reserved for issuance thereunder and other equity-based compensation plans proposed for adoption.

During 2024, the Compensation Committee was composed of Ms. Gregg, and Messrs. Fucci and Miquelon, with Mr. Miquelon serving as Chairman. During 2024, the Compensation Committee held seven meetings. The Compensation Committee has a written charter that is available on our website at www.acadiahealthcare.com under the webpage “Investors – Corporate Governance.”

Audit and Risk Committee

Our Board of Directors has appointed an Audit and Risk Committee to assist it in fulfilling its oversight responsibilities for our financial reports, systems of internal control over financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit and Risk Committee are:

●	Appointing, retaining, evaluating and, when appropriate, replacing our independent registered public accounting firm, whose duty it is to audit our financial statements and our internal control over financial reporting for the fiscal year in which it is appointed;

●	Determining the compensation to be paid to our independent registered public accounting firm (subject to ratification by our stockholders) and, in its sole discretion, approving all audit and engagement fees and terms and pre-approve all auditing and non-auditing services of our independent registered public accounting firm;

●	Reviewing and discussing our system of internal control over financial reporting, audit procedures, the adequacy and effectiveness of our disclosure controls and procedures and our enterprise risk assessment and risk management system with management, our independent registered public accounting firm and our internal auditors;

●	Reviewing the internal audit function of the Company, including the independence of its reporting obligations and the adequacy of the internal audit budget and staffing;

●	Reviewing and discussing with management and our independent registered public accounting firm the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the selection, application and disclosure of critical accounting policies used in our financial statements;

●	Reviewing and discussing with management the Company’s major financial and enterprise risk exposures including the Company’s accounting and financial reporting policies, risk management protocols, compliance programs and the measures management has taken to mitigate risk;

●	Reviewing and discussing with management the Company’s process to identify, monitor and mitigate enterprise risk exposures;

●	Reviewing and discussing with management all existing related-party transactions and approving any proposed related-party transactions to ensure that they are in our best interest;

●	Reviewing and discussing with management the quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

●	Establishing and overseeing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

●	Reviewing and reassessing the performance of the Audit and Risk Committee and the adequacy of the Audit and Risk Committee charter adopted by our Board of Directors and recommending proposed changes to the Board.

During 2024, the Audit and Risk Committee was composed of Messrs. Bissell, Fucci, Grieco and Kelly, with Mr. Grieco serving as Chairman. Mr. Kelly was appointed to the Audit and Risk Committee on February 22, 2024. Our Board of Directors has determined that each of Messrs. Bissell, Fucci, Grieco and Kelly is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Exchange Act, and that each member of the Audit and Risk Committee meets the financial literacy requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and rules and regulations of NASDAQ and the SEC. Our Board has determined that each of Messrs. Bissell, Fucci and Grieco satisfies the independence requirements for audit committee members set forth in the applicable rules of The NASDAQ Stock Market. During 2024, the Audit and Risk Committee held five meetings. The Audit and Risk Committee has a written charter available on our website, www.acadiahealthcare.com under the webpage “Investors – Corporate Governance.”

Nominating and Governance Committee

Our Board of Directors has appointed a Nominating and Governance Committee (the “Nominating Committee”) to assist it with director nominations matters. The primary responsibilities and duties of the Nominating Committee are:

●	Identifying, recruiting and recommending individuals qualified to serve on the Board;

●	Reviewing the qualifications and performance of incumbent directors to determine whether to recommend them as nominees for re-election;

●	Reviewing and considering candidates who may be properly suggested by any director or executive office of the Company, or by any stockholder of the Company;

●	Periodically reviewing the composition of the Board, including size of the Board and the minimum qualifications for director nominees;

●	Seeking to have qualified director candidates with a diversity of experience, professions, skills and backgrounds included by the Company in each pool of candidates from which Board nominees are chosen;

●	Establishing procedures to evaluate the performance of the Board, its committees and its members;

●	Reviewing succession planning for the Company’s senior executive officers; and

●	Carrying out such other responsibilities delegated by the Board relating to the director nominations process and procedures.

During 2024, the Nominating Committee was composed of Ms. Gregg and Messrs. Bissell, Grieco and Kelly, with Mr. Bissell serving as Chairman. During 2024, the Nominating Committee held five meetings. The Nominating Committee has a written charter available on our website, www.acadiahealthcare.com under the webpage “Investors – Corporate Governance.”

Quality and Compliance Committee

Our Board of Directors has appointed a Quality and Compliance Committee (the “Compliance Committee”) to oversee regulatory compliance risks, including risks associated with healthcare related requirements. The primary responsibilities and duties of the Compliance Committee are:

●	Reviewing and providing oversight of matters relating to compliance with Federal health care program requirements, obligations under the Company’s corporate integrity agreement and other legal and regulatory requirements;

●	Periodically meeting with and reviewing reports regarding compliance matters from the Company’s Chief Compliance Officer;

●	Reviewing and overseeing the performance of the Company’s Chief Compliance Officer and the compliance department;

●	Reviewing significant areas of healthcare compliance risk, including (i) coding, billing, documentation, claims submission and reimbursement, (ii) licensure and accreditation requirements, (iii) clinical quality of care, (iv) physician recruitment and contracting, and (v) privacy and security of health information;

●	Overseeing procedures for the receipt, retention and treatment of complaints regarding compliance with applicable legal and regulatory requirements and the Company’s compliance policies;

●	Reviewing significant licensure, certification, accreditation and quality standards matters; and

●	Carrying out such other responsibilities delegated by the Board relating to regulatory compliance.

During 2024, the Compliance Committee was composed of Ms. Gregg, Dr. Harris and Mr. Grieco, with Ms. Gregg serving as Chairman. Debra K. Osteen, a former director, served on the committee until May 23, 2024. During 2024, the Compliance Committee held four meetings. The Compliance Committee has a written charter available on our website, www.acadiahealthcare.com under the webpage “Investors – Corporate Governance.”

Finance Committee

Our Board of Directors has appointed a Finance Committee (the “Finance Committee”) to oversee and review the Company’s significant strategic transactions and financing matters. The primary responsibilities and duties of the Finance Committee are:

●	Overseeing our strategic transactions;

●	Reviewing and evaluating our (i) capital structure and proposed changes thereto, including significant new issuances, purchases, or redemptions of our securities, (ii) plans for allocation and disbursement of capital expenditures, (iii) credit rating, activities with credit rating agencies, and key financial ratios, (iv) long-term financial strategy and financial needs, (v) major activities with respect to mergers, acquisition and divestitures, and (vi) plans to manage insurance and asset risk;

●	Reviewing and approving certain capital expenditures, contractual obligations and financial commitments per delegated authority from our Board; and

●	Carrying out such other responsibilities delegated by the Board relating to long-term finance and strategic transaction matters.

During 2024, the Finance Committee was composed of Messrs. Bernhard, Bissell, Fucci, Miquelon and Waud, with Mr. Waud serving as Chairman. During 2024, the Finance Committee did not meet.

Meetings of our Board of Directors and Committees

During 2024, our Board of Directors held a total of five meetings. Each director attended 75% or more of the meetings of our Board and the committees of our Board of Directors on which such director served.

Nomination of Directors

Nominations By the Nominating Committee

Directors may be nominated by our Nominating Committee, Board, executive officers or by our stockholders in accordance with our Bylaws, Certificate of Incorporation, applicable laws and any guidelines developed by the Nominating Committee or the Board. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board and its committees, and recommending candidates for the Board’s selection as director nominees for election at the annual or other properly convened meeting of the stockholders in accordance with our Bylaws and applicable laws and regulations. The Nominating Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. The Nominating Committee considers each identified candidate’s qualifications, which include the nominee’s experience, business acumen, education, integrity, character, commitment, diligence, conflicts of interest and ability to exercise sound business judgment. We generally seek nominees with a broad diversity of experience, professions, skills and backgrounds. We do not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

Nominations By Our Stockholders

Our Bylaws govern stockholder nominations of directors. To make a director nomination at the 2026 annual meeting, a stockholder of record entitled to vote at the annual meeting must deliver a written notice (containing certain information specified in our Bylaws as discussed below) to Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, at Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067 between the close of business on January 29, 2026 and the close of business on February 28, 2026. If the date of the 2026 annual meeting is more than 30 days before or more than 70 days after May 29, 2026, the stockholder’s notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. To make a director nomination to be voted on at a special meeting of stockholders called for the purpose of electing directors, a stockholder of record entitled to vote in such election must deliver written notice to our secretary at the address above no earlier than the close of business on the 120th day prior to such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which we first publicly announce the date of the special meeting and the nominees proposed by the Board to be elected at such meeting.

For a stockholder nomination to be deemed proper, the notice must contain certain information specified in our Bylaws, including information as to the director nominee(s) proposed by the stockholder, the name and address of the stockholder, the class and number of shares of our capital stock beneficially owned by the stockholder, a description of all arrangements or understandings between the stockholder and any other persons (including each proposed nominee(s) if applicable) in connection with the proposed nominations, and a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business or nominate the person(s) named in the notice.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2026.

Majority Voting for Uncontested Director Elections; Director Resignation Policy

Our Certificate of Incorporation and Bylaws provide for a majority voting standard for uncontested director elections. In contested elections, directors are elected by a plurality of the votes cast. The Board also adopted a Director Resignation Policy requiring a nominee for director to submit a written offer of resignation to the Board in the event such nominee does not receive a majority of the votes cast in an uncontested election of directors. The Director Resignation Policy addresses the continuation in office of a “holdover” director, so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation to the Board. In the event a nominee submits a written officer of resignation to the Board, the Nominating and Governance Committee will promptly consider the director’s offer of resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on such recommendation within 90 days following receipt of the recommendation.

Communicating with the Board

All stockholder communications with our Board of Directors should be directed to Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, at Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, and should prominently indicate on the outside of the envelope that it is intended for our Board of Directors or for an individual director. Each communication intended for our Board of Directors and received by Mr. Farley will not be opened but will be promptly forwarded unopened to the Chairman of the Audit and Risk Committee following its clearance through normal security procedures.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

We encourage each member of our Board of Directors to attend the annual meeting of stockholders. Each director attended the 2024 annual meeting of stockholders in person.

Board Leadership Structure

The Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. The Company currently has separate individuals serve in those positions. Reeve B. Waud serves as the Chairman of the Board and Christopher H. Hunter is our Chief Executive Officer. Mr. Hunter is also a member of the Board. The Board of Directors has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Chairman of the Board and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice and oversight of management. In addition, our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Board Diversity Matrix

Based upon voluntary self-identification by each member of our Board of Directors, the table below sets forth the diversity composition of our Board of Directors as of April 1, 2025.

Board Diversity Matrix (as of April 1, 2025)*
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	2	8
Part II: Demographic Background
White	1	7
African American or Black	1	1
* Inapplicable categories omitted.

Risk Oversight

Our Board is responsible for overseeing our risk management process. The Board fulfills its responsibility by delegating many of these functions to its committees. Under its charter, the Audit and Risk Committee is responsible for meeting periodically with management to review our major financial risks and the steps management has taken to monitor and control such risks. The Audit and Risk Committee also oversees our financial reporting and internal controls and compliance programs.

The Board receives reports on risk management from our senior officers, the Compliance Committee and the Chairman of the Audit and Risk Committee. Also, our Executive Vice President, General Counsel and Secretary provides a summary of our outstanding material litigation and governmental investigations to our Board at each Board meeting. Additionally, our Board regularly engages in discussions of the most significant risks that we are facing and how these risks are being managed. Our Board of Directors believes that the work undertaken by the Audit and Risk Committee and Compliance Committee, together with the oversight provided by the full Board of Directors, enables the Board to oversee our risk management function effectively.

Corporate Social Responsibility and Sustainability

Our Board and its committees oversee our enterprise-wide commitment to social responsibility and sustainability matters. In fulfilling its oversight responsibilities, the Board and its committees collaborate with management on the Company’s strategy, policies, programs and reporting related to social responsibility and sustainability matters.

Compensation Committee Interlocks and Insider Participation

During 2024, the Compensation Committee consisted of Ms. Gregg, and Messrs. Fucci and Miquelon, none of whom has at any time been one of our officers or employees. None of our executive officers serves, or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on our Board or Compensation Committee.

Policy on Reporting of Concerns Regarding Accounting Matters

The Audit and Risk Committee has adopted a policy on the reporting of concerns regarding accounting, internal accounting controls or auditing matters. We have established a compliance hotline called ValuesLine (800-500-0333), which is administered by a third party, as a hotline for the receipt, retention and treatment of complaints from employees or others regarding accounting, internal accounting controls and auditing matters. Information received through the hotline is conveyed directly to our Chief Compliance Officer. Complaints relating to accounting, internal accounting controls or auditing matters will then be directed to the Chairman of the Audit and Risk Committee. Any complaint may be made anonymously if the claimant so desires, and all claimants will be provided confidentiality in the handling of the complaint.

Procedure for Approval of Transactions with Related Persons

We have established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These policies and procedures are generally not in writing, but are evidenced by principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit and Risk Committee Charter, the Audit and Risk Committee reviews and approves all related person transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related person transactions are submitted to the Audit and Risk Committee for ongoing review and oversight. Generally speaking, we enter into related person transactions only on terms that we believe are at least as favorable to the Company as those that we could obtain from an unrelated third party.

MANAGEMENT

Executive Officers

Below are the names and ages (as of April 1, 2025) of our executive officers, and a brief account of the business experience of the executive officers who are not members of our Board.

Name	Age	Title
Christopher H. Hunter	56	Chief Executive Officer
Heather Dixon	52	Chief Financial Officer
Brian P. Farley	55	Executive Vice President, General Counsel and Secretary
Nasser Khan, M.D.	46	Chief Operating Officer

The term of each executive officer runs until his successor is appointed and qualified, or until his earlier death, resignation or removal.

Heather Dixon joined the Company in July 2023 and has served as our Chief Financial Officer since that time. Before joining the Company, Ms. Dixon served as the Chief Financial Officer of Everside Health since June 2021. Prior to that, Ms. Dixon served as the Senior Vice President, Global Controller and Chief Accounting Officer of Walgreens Boots Alliance, Inc. (NASDAQ: WBA) from March 2019 to May 2021. From August 2016 to March 2019, Ms. Dixon served in various roles at Aetna, a subsidiary of CVS Health Corporation (NYSE: CVS) (“CVS Health”), including Assistant Controller and later as Vice President, Controller and Chief Accounting Officer. Ms. Dixon has served as an independent board member of Addus HomeCare (NASDAQ: ADUS) since March 2023.

Brian P. Farley joined the Company in July 2023 and has served as our Executive Vice President, General Counsel and Secretary since that time. Before joining the Company, Mr. Farley served as the Chief Legal Officer and Corporate Secretary for GoHealth, Inc. (NASDAQ: GOCO) since June 2020. Prior to that, Mr. Farley served in various roles at Veradigm Inc. (formerly known as Allscripts Healthcare Solutions, Inc.), a healthcare technology company, including most recently as Executive Vice President, General Counsel and Chief Administrative Officer from May 2013 to June 2020.

Dr. Nasser Khan joined the Company as Operations Group President for the Company’s comprehensive treatment center business line in September 2022 and became our Chief Operating Officer in June 2024. Prior to joining the Company, Dr. Khan served as the Senior Vice President, Operations at Shields Health Solutions, a national provider of specialty pharmacy services to health systems and a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA), from July 2020 to August 2022. Prior to that, Dr. Khan served as Head of Program & Chief Medical Officer at Biograph Inc., a healthcare technology company, from May 2017 to June 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to ownership of our Common Stock as of April 1, 2025, by:

●	Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	Each of our directors and nominees;

●	Each of our Named Executive Officers; and

●	All of our directors and executive officers as a group.

To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 92,127,804 shares of Common Stock outstanding on April 1, 2025, unless otherwise indicated.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Wellington Management Group LLC(3)	11,658,253	12.7%
The Vanguard Group(4)	8,861,427	9.6%
BlackRock, Inc.(5)	8,180,827	8.9%
FMR LLC(6)	6,230,631	6.8%
T. Rowe Price Associates, Inc.(7)	6,121,895	6.6%
Christopher H. Hunter(8)	132,761	*
Heather Dixon(9)	78,676	*
Brian P. Farley(10)	34,416	*
Nasser Khan, M.D.(11)	25,995	*
John S. Hollinsworth(12)	113,376	*
Reeve B. Waud(13)	695,298	*
Jason R. Bernhard(14)	22,389	*
E. Perot Bissell(14)	38,623	*
Michael J. Fucci(14)	14,789	*
Vicky B. Gregg(14)	29,265	*
William F. Grieco(14)	78,454	*
Patrice A. Harris, M.D., M.A.(15)	4,551	*
R. David Kelly(16)	8,072	*
Wade D. Miquelon(14)	48,488	*
All directors and executive officers as a group (13 persons)(17)	1,211,777	1.3%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067.

(2)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock (i) issuable upon the vesting of restricted stock units, and (ii) subject to options that currently are exercisable or will be exercisable, in each case within 60 days of April 1, 2025. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(3)	Information is based solely on the Schedule 13G/A filed by Wellington Management Group LLP (“Wellington”) with the SEC on November 8, 2024. Wellington reported that it possessed shared dispositive power with respect to all of the shares. The address for Wellington is 280 Congress Street, Boston, Massachusetts 02210.

(4)	Information is based solely on the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. Vanguard reported that it possessed (i) sole dispositive power with respect to 8,733,284 shares and (ii) shared dispositive power with respect to 128,143 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)	Information is based solely on the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2024. BlackRock reported that it possessed (i) sole voting power with respect to 7,981,620 shares and (ii) sole dispositive power with respect to all of the shares. The address for BlackRock is 50 Hudson Yards, New York, New York 10001.

(6)	Information is based solely on the Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 11, 2025. FMR reported that it possessed (i) sole voting power with respect to 6,225,094 shares and (ii) sole dispositive power with respect to all of the shares. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(7)	Information is based solely on the Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on November 14, 2024. Price Associates reported that it possesses (i) sole voting power with respect to 6,107,600 shares, and (ii) sole dispositive power with respect to all of the shares. These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 101 E. Pratt Street, Baltimore, Maryland 21201.

(8)	Includes 57,245 shares of time-vesting restricted stock and 37,393 earned shares of performance-vesting restricted stock.

(9)	Includes 40,131 shares of time-vesting restricted stock and 33,219 earned shares of performance-vesting restricted stock.

(10)	Includes 23,945 shares of time-vesting restricted stock and 7,210 earned shares of performance-vesting restricted stock.

(11)	Includes 20,582 shares of time-vesting restricted stock and options to purchase 675 shares of Common Stock.

(12)	Information is based solely on reports filed with the SEC, subject to factoring in time-vesting restricted stock forfeited by such executive in connection with his retirement from the Company in 2024.

(13)	Includes 4,669 shares of time-vesting restricted stock. The 695,298 shares of Common Stock are owned of record as follows: (i) 225,519 shares by the Halcyon Exempt Family Trust (the “Halcyon Trust”); (ii) 37,493 shares by Waud Capital Partners, L.L.C.; (iii) 155,930 shares by the Reeve B. Waud Jr. 2012 Family Trust (the “2012 RBW Jr Family Trust”); (iv) 155,930 shares by the Cecily R.M. Waud 2012 Family Trust (the “2012 CRMW Family Trust”); (v) 43,643 shares by the Cornelius Byron Waud 2002 Trust (the “2002 CBW Family Trust”), (vi) 34,500 shares by the Corinna Reeve Waud 2002 Trust (“2002 CRW Family Trust”) and (vii) 42,283 shares directly held by Mr. Waud.

Mr. Waud may be deemed to beneficially own the shares of Common Stock reported herein by virtue of (A) his being the investment advisor of the Halcyon Trust of which Mr. Waud’s children are beneficiaries, (B) his being the sole manager of WCP LLC, (C) his being the investment advisor of the 2012 RBW Jr Family Trust and the 2012 CRMW Family Trust of which Mr. Waud’s grandchildren are beneficiaries, and (D) his being appointed as the co-trustee of the 2002 CBW Family Trust and the 2002 CRW Family Trust of which Mr. Waud’s parents are beneficiaries.

(14)	Includes 4,669 shares of time-vesting restricted stock.

(15)	Includes 3,839 shares of time-vesting restricted stock.

(16)	Includes 4,594 shares of time-vesting restricted stock.

(17)	Excludes shares shown as beneficially owned by Mr. Hollinsworth, who retired as an executive officer of the Company in 2024. Includes 183,019 shares of time-vesting restricted stock, 77,822 earned shares of performance-vesting restricted stock and options to purchase 675 shares of Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports in a timely manner as required during 2024. Based upon a review of these filings and written representations from our directors and executive officers, we believe that all reports required to be filed with the SEC pursuant to Section 16(a) during 2024 were filed in a timely manner except (i) Nasser Khan, M.D. filed a report on Form 4 on November 8, 2024 with respect to an award of restricted stock on September 30, 2024 and (ii) R. David Kelly filed a report on Form 4 on May 31, 2024 with respect to an award of restricted stock on May 23, 2024.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation arrangements that we have with our Named Executive Officers, and the alignment of our executive compensation programs with Company performance.

Table of Contents

Named Executive Officers	28
Executive Summary	28
Compensation Process and Philosophy	30
Executive Officer Transition	32
Components of Executive Compensation	32
Cash Retention Awards	41
Compensation Clawback Policy	41
Deferred Compensation Plan	42
Equity Award Grant Practices	42
Risk Assessment	42
Tax Implications of Executive Compensation	42
Stock Ownership Guidelines, Insider Trading Policy, Hedging and Pledging	43
Termination and Change-in-Control Arrangements	43

Named Executive Officers

Our Named Executive Officers for 2024 were:

Name	Title
Christopher H. Hunter	Chief Executive Officer and Director
Heather Dixon	Chief Financial Officer
Brian P. Farley	Executive Vice President, General Counsel and Secretary
Nasser Khan, M.D.	Chief Operating Officer
John S. Hollinsworth	Former Executive Vice President of Operations

Executive Summary

Acadia is the leading publicly traded pure-play provider of behavioral healthcare services in the United States. Our business strategy is to become the indispensable behavioral healthcare provider for the high-acuity and complex needs patient population. We are committed to providing the communities we serve with high-quality, cost-effective behavioral healthcare services, while growing our business, increasing profitability and creating long-term value for our stockholders.

Acadia has a history of motivating leaders through the use of performance-based pay with challenging annual and long-term incentives and a record of alignment with stockholders’ interests as a result of incentive designs and executive equity ownership. As described in greater detail below, our executive compensation program seeks to:

(i)	attract and retain superior executives by providing the opportunity to earn competitive compensation packages,

(ii)	align the pay of our executive officers with Company performance, and

(iii)	recognize and reward senior management’s individual and collective efforts relating to the financial performance of the Company and creation of stockholder value.

As a result of challenges experienced in 2024, our executive officers realized below-target payouts under cash and equity incentive programs, demonstrating the alignment of our executive compensation program with our financial and operating performance, and the returns experienced by our stockholders. We remain committed to providing quality patient care at our facilities and supporting our long-term strategic objectives. We believe that the Company is well positioned to address the challenges facing it and to grow by focusing on its five growth pathways: expansions of existing facilities, joint venture partnerships, de novo facilities, acquisitions and expansion across our continuum of care. The Company expects each of these growth pathways to contribute to additional stockholder value creation in the future.

Summary of 2024 Company Performance

Results for 2024 include:

●	Adjusted EPS (as defined below) for purposes of our 2024 non-equity incentive awards was $3.32 compared to our target level Adjusted EPS of $3.54.

●	Adjusted EBITDA (as defined below) for purposes of our 2024 equity and non-equity incentive awards was approximately $711.3 million compared to our target level Adjusted EBITDA of $751.4 million.

●	Revenue for 2024 for purposes of our 2024 equity incentive awards was approximately $3,154.0 million compared to our target level revenue of $3,212.7 million.

●	During 2024, we added 776 beds to our operations, consisting of 312 beds added at existing facilities and 464 beds added through the opening of four wholly-owned de novo facilities and one joint venture facility, ending the year with over 11,850 beds in 262 behavioral healthcare facilities in 39 states and Puerto Rico. During 2024, we also opened nine comprehensive treatment centers.

A reconciliation of non-GAAP financial measures can be found at the end of this Proxy Statement.

Pay for Performance

Compensation paid to executive officers for 2024 reflects the alignment of pay with the Company’s performance, as more fully described in this Compensation Discussion and Analysis:

●	Below-Target Payment of 2024 Non-Equity Incentive Compensation. The Adjusted EBITDA and Adjusted EPS measures set forth in our non-equity incentive compensation plan for 2024 were achieved at 73.3% and 68.9% of target, respectively, which, along with the Compensation Committee’s evaluation of the achievement of certain non-financial goals, resulted in the payment of below-target (76.0%) cash bonuses to our Named Executive Officers as described below in the section entitled “Components of Executive Compensation – Annual Non-Equity Incentive Compensation.”

●	Vesting of Certain Equity Awards at Below-Target Levels. Based on actual 2024 Adjusted EPS, Adjusted EBITDA and revenue performance in relation to targets, as applicable, the first tranche of the performance-vesting restricted stock units granted in 2024 were earned at a below-target level (82.1%, subject to adjustment based on the relative TSR modifier), the second tranche of the performance-vesting restricted stock units granted in 2023 were earned at a below-target level (75.9%), and the third tranche of the performance-vesting restricted stock units granted in 2022 were earned at a below-target level (42.3%), as described below in the section entitled “Components of Executive Compensation – Equity-Based Compensation.”

See “EXECUTIVE COMPENSATION – Pay Versus Performance” for more information about the compensation to our Named Executive Officers in comparison to certain financial performance measures of the Company.

Stockholder Approval of Executive Compensation on an Advisory Basis

At our 2024 Annual Meeting of Stockholders in May 2024, we held an advisory vote to approve the compensation of our Named Executive Officers as disclosed in our Proxy Statement dated April 9, 2024 related to the annual meeting. Stockholders of the Company expressed strong support for the compensation of our Named Executive Officers, with approximately 98% of the votes cast supporting the Company’s executive compensation.

Executive Compensation Highlights

Following review and discussions with our independent compensation consultant, Pay Governance LLC (“Pay Governance”), about our executive compensation program and that of our peer companies, our executive compensation program included the following features for 2024:

●	Modest Increases to Total Direct Compensation for our Named Executive Officers — Modest 2% or 3% increases to the base salary of each of our Named Executive Officers for 2024 which resulted in corresponding increases in their total direct compensation, except for Dr. Khan who was appointed as an executive officer in 2024, and for Mr. Hollinsworth who retired from the Company in 2024.

●	Introduction of Relative TSR to Performance-Based Equity Incentive Awards — Adopted a three-year relative TSR payout modifier on our 2024 performance-vesting restricted stock unit awards. Three-year TSR will be evaluated relative to the companies listed in the S&P Composite 1500 Index within the GICS Healthcare Providers and Services Industry Group, plus any companies in the 2024 Peer Group (as defined below) not otherwise included (collectively, the “TSR Peer Group”).

●	For Named Executive Officers, Modified our Approach to Allocate Half of Equity Value to Performance-Vesting Restricted Stock Unit Awards — 50% of overall long-term incentive value for each Named Executive Officer was delivered as performance-vesting restricted stock units and 50% as time-vesting restricted stock awards in 2024. The Compensation Committee believes that allocating 50% of long-term incentive value to performance-vesting restricted stock units and 50% as time-vesting restricted stock awards aligns the Named Executive Officers’ compensation with achievement of the Company’s long-term growth strategy and better aligns with the highly competitive labor market for talented executives.

●	For Named Executive Officer Performance-Vesting Restricted Stock Units, Goals Set at Grant for Performance Measured Each Year of the 2024-2026 Performance and Vesting Period — For each of our Named Executive Officers, the performance-vesting restricted stock units granted in 2024 will vest only if the Company meets or exceeds established Adjusted EBITDA and revenue goals for each year of the 2024-2026 period, rather than measuring performance solely on a performance period three years out from grant. The Compensation Committee believes that structuring the awards to vest based on the Company’s actual Adjusted EBITDA and revenue compared to Adjusted EBITDA and revenue goals set contemporaneously with the grant date for the years ending December 31, 2024, 2025 and 2026 better aligns the Named Executive Officers’ compensation with achievement of the Company’s long-term growth strategy.

●	Maintained Certain Non-Financial Goals as a Component of the Annual Non-Equity Incentive Awards — Maintained non-financial goals focused on (i) employee safety and patient safety and outcomes and (ii) initiatives to help enhance our technology capabilities as qualitative measures for determining annual cash incentive awards. The Compensation Committee determined the continuation of such non-financial goals as an incentive plan metric better aligns the Named Executive Officers’ compensation with the Company’s mission and values and facilitates long-term stockholder value creation.

See “EXECUTIVE COMPENSATION – Summary Compensation Table” for more information about the compensation paid to our Named Executive Officers.

Compensation Process and Philosophy

The Compensation Committee is responsible for discharging our Board of Directors’ responsibilities relating to the oversight, administration and approval of our compensation plans, policies and programs for our executive officers and directors. The primary responsibilities and duties of the Compensation Committee are described above in the section entitled “CORPORATE GOVERNANCE – Committees of the Board of Directors – Compensation Committee.”

Our executive compensation program seeks to:

●	Link the interests of management with those of our stockholders by encouraging stock ownership and aligning performance equity awards with key performance indicators aligned with long-term stockholder returns;

●	Attract and retain superior executives by providing the opportunity to earn total compensation packages that are competitive within the healthcare industry;

●	Recognize and reward senior management’s individual and collective efforts relating to the financial performance of the Company and creation of stockholder value through salary, annual cash incentives and long-term stock-based incentives; and

●	Manage compensation based on an individual’s level of skill, knowledge, effort and responsibility.

The Compensation Committee believes that the compensation of our executive officers should provide a competitive level of total compensation necessary to attract and retain talented and experienced executives, and motivate them to contribute to our success. The Compensation Committee has a pay-for-performance philosophy that works to align the interests of management with the interests of stockholders through the use of incentive compensation and an approach that puts a majority of the compensation of our Named Executive Officers at risk if the Company does not perform.

Our Compensation Committee reviews and approves, in advance, employment and similar arrangements or payments to be made to any executive officer. Historically, our Chief Executive Officer provided the Compensation Committee with input regarding the performance of and compensation recommendations for other executive officers based on his direct knowledge of their contributions during the year. Our Chief Executive Officer does not play any role with respect to the deliberations and determinations about his own compensation. Our Chief Executive Officer considers internal pay equity issues, individual contribution and performance, competitive pressures and our financial performance in making his recommendations to the Compensation Committee.

Our Compensation Committee believes that our executive compensation program should be internally consistent and equitable in order to achieve our compensation goals. The Compensation Committee relies on its collective judgment together with the information provided to it by management, the analyses and goals described above and the recommendations of our Chief Executive Officer. The Compensation Committee also considers the qualifications, length of service, experience, consistency of performance, position, responsibilities, individual performance and available competitive alternatives of our executives, their existing compensation and our financial resources, performance and prospects in determining appropriate levels of compensation for our executives.

Executive Compensation Practices

Highlighted below are some of the key elements of our compensation program that the Compensation Committee believes evidence strong corporate governance and alignment of our executive compensation with long-term stockholder interests.

What We Do

✓	Significant amount of pay is performance-based and not guaranteed

✓	Engage stockholders and seek feedback on our executive compensation program

✓	Apply stringent share ownership and share retention policies

✓	Use peer market data for benchmarking and calibration

✓	Consult with an independent compensation consultant

✓	Utilize double trigger severance agreements upon a change in control

✓	Conduct an annual risk assessment of our compensation program

✓	Have a Compensation Committee composed entirely of independent directors

✓	Separate Chief Executive Officer and Chairman of the Board

What We Don’t Do

X	No supplemental executive retirement plans

X	No stock option repricing or exchanges without stockholder approval

X	No tax gross-ups related to change in control or otherwise

X	No excessive perquisites

X	No hedging and pledging

Role of Compensation Consultant

Since 2018, the Compensation Committee has retained Pay Governance to advise it with respect to the Company’s executive compensation program. The Compensation Committee has considered the relationships that Pay Governance has had with the Company, the members of the Compensation Committee and our executive officers, and has taken into account the factors required by NASDAQ to be considered when assessing a consultant’s independence. For 2024, after considering such relationships and factors, the Compensation Committee determined that the work of Pay Governance did not raise any conflicts of interest. Outside of their direct engagement by the Compensation Committee as independent compensation consultants to the Compensation Committee with respect to executive compensation matters, Pay Governance did not provide other services to the Company in 2024. In late 2024, the Compensation Committee began to transition advisory work to Willis Towers Watson (“WTW”). WTW did not advise the Compensation Committee on 2024 executive compensation.

Peer Group Comparison

In late 2023, for purposes of setting 2024 compensation for our executive officers, Pay Governance assisted the Compensation Committee in establishing a peer group of publicly traded healthcare companies generally similarly sized and with similar service offerings to us (the “2024 Peer Group”). The 2024 Peer Group consisted of the following companies:

● Amedisys, Inc.	● Option Care Health, Inc.
● AMN Healthcare Services, Inc.	● Pediatrix Medical Group, Inc.
● Brookdale Senior Living Inc.	● Select Medical Holdings Corporation
● Chemed Corporation	● Surgery Partners, Inc.
● Encompass Health Corporation	● Universal Health Services, Inc.
● The Ensign Group, Inc.

The 2024 Peer Group was established using similar criteria for selection of the prior year’s peer group selected by our Compensation Committee, specifically: industry, market capitalization, revenue and revenue growth, and adjusting for mergers and acquisition activity among peers.

Executive Officer Transition

John S. Hollinsworth retired as the Company’s Executive Vice President of Operations effective June 30, 2024, but continued to provide transition advisory services through December 31, 2024. Dr. Khan was appointed to serve as the Company’s Chief Operating Officer effective June 30, 2024. See “EXECUTIVE COMPENSATION – Potential Payments Upon Termination or Change in Control under the Employment Agreements” for more information about the terms of the Employment Agreements for Dr. Khan. See “EXECUTIVE COMPENSATION – Potential Payments Upon Termination or Change in Control under the Employment Agreements – Mr. Hollinsworth’s Payments related to his Retirement” for more information about the compensation or benefits received by Mr. Hollinsworth related to his transition from the Company.

Components of Executive Compensation

The components of our compensation program for executive officers include base salary, performance-based cash and equity incentive compensation, and time-based equity awards.

The following table summarizes the elements of our current compensation program for our Named Executive Officers and provides information about each element:

Category of Compensation	Elements of Compensation	Metrics Used	Rationale for Compensation
Base Compensation	Base Salary	N/A	• Attract, retain, and motivate key executive talent • Provide income security • Recognizes different levels of responsibility

Short-Term Incentives	Annual Cash Payment	Adjusted EBITDA Adjusted EPS Non-Financial Goals	• Motivate and reward annual financial performance results • Encourages focus on Company’s mission and values

Long-Term Incentives	Time-Vesting and Performance-Vesting Equity Grants	Adjusted EBITDA Revenue Relative TSR

•    Attract, retain, and motivate key executive talent

•    Align interests of executives and stockholders

•    Motivate and reward long-term financial performance and stockholder returns

•    Encourage executive stock ownership

Benefits	Retirement Benefits Personal Benefits Severance & Change in Control Benefits	N/A	• Attract and retain key executive talent • Enhance executive productivity • Provide opportunity for financial security in retirement

As illustrated in the charts below and consistent with our pay-for-performance philosophy, 86% of Mr. Hunter’s total direct compensation for 2024 and, on average, 77% of the other non-CEO Named Executive Officers’ (other than Mr. Hollinsworth) total direct compensation for 2024 was performance-based pay, with emphasis on long-term performance and stockholder value creation. For the purposes of these charts, total direct compensation includes base salary, actual non-equity incentive compensation and the grant date fair value of our annual equity grants made in 2024, and is exclusive of any applicable retention bonuses. The stock award portion of these charts assume that target performance goals for performance-vesting restricted stock units issued in 2024 are attained during the 2024 performance period in accordance with ASC 718. See “EXECUTIVE COMPENSATION – Summary Compensation Table” for more information about the compensation paid to our Named Executive Officers.

2024 CEO TOTAL DIRECT COMPENSATION MIX	2024 ALL OTHER NEOS AVERAGE TOTAL DIRECT COMPENSATION MIX

Base Salary

Our Compensation Committee generally reviews each Named Executive Officer’s base salary annually, and considers adjustments to each Named Executive Officer’s base salary for the following year. The base salaries under the employment agreements for our Named Executive Officers are subject to an annual review and potential increase in the sole discretion of the Compensation Committee.

In setting base salaries for 2024, the Compensation Committee reviewed the composition of the relevant peer group and discussed peer group information with the Compensation Committee’s independent compensation consultant. For setting 2024 base salaries, Mr. Hunter provided the Compensation Committee with an evaluation of the individual performance and roles and responsibilities of each executive officer other than himself.

The base salaries for the Named Executive Officers effective as of January 1, 2023 and 2024 were as follows:

Name	Base Salary As of January 1, 2023		Base Salary As of January 1, 2024		Percentage Increase
Christopher H. Hunter	$1,000,000		$1,020,000		2.0%
Heather Dixon	690,000	(1)	710,700		3.0%
Brian P. Farley	550,000	(2)	566,500		3.0%
Nasser Khan, M.D.	N/A		515,000	(3)	N/A
John S. Hollinsworth	652,030		652,030	(4)	0.0%

(1) As of July 10, 2023, the effective date of her appointment as our Chief Financial Officer.

(2) As of July 26, 2023, the effective date of his appointment as our Executive Vice President, General Counsel and Secretary.

(3) As of June 30, 2024, the effective date of his appointment as our Chief Operating Officer.

(4) Mr. Hollinsworth retired as our Executive Vice President of Operations effective June 30, 2024.

See “EXECUTIVE COMPENSATION – Summary Compensation Table” for more information about the base salaries paid to our Named Executive Officers.

Annual Non-Equity Incentive Compensation

Annual non-equity incentive awards paid to our Named Executive Officers are a reward for the realization of established performance objectives. Our Compensation Committee annually adopts a cash bonus plan pursuant to the Company’s incentive compensation plan for each Named Executive Officer. The Compensation Committee generally meets in February or March to review whether and the extent to which performance objectives have been achieved for the prior year. All non-equity incentive awards are subject to the review and approval of the Compensation Committee, which has the discretion to adjust any and all such awards.

2024 Awards

Annual non-equity incentive compensation payable to our Named Executive Officers for 2024 was based 80% on the Company-wide measures Adjusted EBITDA and Adjusted EPS and 20% on achieving certain non-financial goals, with each of Adjusted EBITDA and Adjusted EPS determining 40% of the total incentive award. For 2024, the non-financial goals focused on the Compensation Committee’s assessments of (i) employee safety and patient safety and outcomes and (ii) initiatives to help enhance our technology capabilities. The Compensation Committee used these measures for determining annual cash incentive awards because they are important measures of our performance and the performance of our management, they drive our success and growth and they are key criteria by which management plans and analyzes our business. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and subject to further adjustments compared to the same measures disclosed in or derived from the Company’s Annual Report on Form 10-K, press releases or other financial records. A reconciliation of these non-GAAP financial measures can be found at the end of this Proxy Statement.

The table below sets forth the threshold, target and maximum cash incentive award for 2024 (as a percentage of base salary) for each of the Named Executive Officers.

Name	Threshold(1)	Target	Maximum
Christopher H. Hunter	62.5%	125%	250%
Heather Dixon	42.5%	85%	170%
Brian P. Farley	42.5%	85%	170%
Nasser Khan, M.D.	42.5%	85%	170%
John S. Hollinsworth	42.5%	85%	170%

(1) As described below, Named Executive Officers may receive an aggregate of less than the threshold percentage of their base salary listed above if performance exceeds the threshold level of one or more, but not all, of the applicable performance measures.

These target and maximum percentages are no less than the target and maximum percentages that each executive is eligible to earn (as a percentage of base salary) pursuant to the employment agreements entered into with each applicable executive.

The table below summarizes the performance measures and actual results applicable to our 2024 non-equity incentive awards. Straight-line interpolation is used to determine awards for performance between goal levels. Payout ranges reflect a percentage of a Named Executive Officer’s base salary.

	Weighting	Threshold	Target	Maximum	Actual	% of Target
(amounts in millions, other than EPS)
Performance Metric
Adjusted EBITDA	40%	$676.2	$751.3	$864.0	$711.3	94.7%
Adjusted EPS	40%	$3.20	$3.54	$4.08	$3.32	93.8%
Non-Financial Goals	20%	–	–	–	–	95.0%
Performance Range (as % of Target measure)		90%	100%	115%
Payout Range (CEO)		62.5%	125.0%	250.0%
Payout Range (other NEOs)		42.5%	85.0%	170.0%

For 2024, the non-financial goals focused on the Compensation Committee’s assessments of (i) employee safety and patient safety and outcomes and (ii) initiatives to help enhance our technology capabilities. The employee safety and patient safety and outcomes goal was measured based on patient experience evaluation results at our facilities, implementation of our selected electronic patient monitoring platform in certain of our facilities, and implementation of our personal safety alert devices for employees in certain of our facilities. The information technology (“IT”) initiatives goal was measured based on development of enterprise, full coverage networks at certain of our facilities and the completion of an enterprise cyber security maturity assessment.

In February 2025, the Compensation Committee evaluated the extent to which the performance goals for the 2024 annual non-equity incentive awards had been achieved. As a result of 2024 performance, the payout for our Named Executive Officers as a percentage of target was 76.0%. Pursuant to the terms of a Separation and Consulting Agreement with the Company, upon his retirement as Executive Vice President of Operations, Mr. Hollinsworth remained eligible to earn a prorated portion of his 2024 annual non-equity incentive award subject to actual achievement of the 2024 performance goals.

The table below sets forth the cash incentive payments earned by each of the Named Executive Officers with respect to their 2024 annual non-equity incentive award.

Name	EBITDA Component	% of Target	EPS Component	% of Target	Non-Financial Component	% of Target	Total Cash Incentive Payment	% of Target
Christopher H. Hunter	$373,926	73.3	$351,525	68.9	$241,868	95.0	$967,319	76.0
Heather Dixon	177,166	73.3	166,553	68.9	113,781	95.0	457,500	76.0
Brian P. Farley	141,219	73.3	132,759	68.9	90,290	95.0	364,268	76.0
Nasser Khan, M.D.(1)	65,089	73.3	61,190	68.9	41,724	95.0	168,003	76.0
John S. Hollinsworth(2)	81,047	73.3	76,192	68.9	51,789	95.0	209,028	76.0

(1) The amount payable to Dr. Khan is a pro rata amount (50.7%) based on the date of his appointment as our Chief Operating Officer.

(2) The amount payable to Mr. Hollinsworth is a pro rata amount (50.0%) based on the date of his retirement as our Executive Vice President of Operations.

Equity-Based Compensation

Our Compensation Committee believes that time-vesting restricted stock and performance-vesting restricted stock units are key components to the compensation of our executive officers, and providing a mix of these different types of equity awards is consistent with market practice for executive officers in our peer group. The Compensation Committee believes that time-vesting restricted stock and performance-vesting restricted stock units provide a substantial incentive to our Named Executive Officers by allowing them to directly participate in any increase in our long-term value. These incentives are intended to reward, motivate and retain the services of our Named Executive Officers. The Compensation Committee believes that a mix of equity awards aligns the interests of our Named Executive Officers with those of our stockholders and is consistent with our pay-for-performance philosophy. Equity-based awards are typically granted under the Company’s incentive compensation plan during the second quarter of each year.

Equity Awards Granted in 2024

With respect to our equity awards granted in 2024, the allocation among performance-vesting restricted stock units (50% of the total equity award) and time-vesting restricted stock (50% of the total equity award) was not based on a formula approach but reflected the Compensation Committee’s view that one-half of the equity-based incentives should be performance-based and at risk.

Effective June 26, 2024, the Compensation Committee approved annual grants of the following number of performance-vesting restricted stock units (subject to the achievement of certain performance goals and continued employment) and shares of time-vesting restricted stock under the Incentive Plan to our Named Executive Officers (other than Mr. Hollinsworth).

Name	Performance-Vesting Restricted Stock Units	Time-Vesting Restricted Stock	Grant Date Fair Value of Stock Awards(1)
Christopher H. Hunter	37,516	37,516	$ 5,099,925
Heather Dixon	15,447	15,447	2,099,865
Brian P. Farley	10,445	10,445	1,419,893
Nasser Khan, M.D.	5,884	5,884	799,871

(1) Reflects the aggregate grant date fair value of such time-vesting restricted stock and performance-vesting restricted stock units, computed in accordance with ASC 718, and pursuant to the terms of such awards, calculated by using the average of the trailing twenty-day closing price of the Company’s stock as of the grant date. The awards are described in more detail in the “EXECUTIVE COMPENSATION – Grants of Plan-Based Awards” section below.

The Named Executive Officers must be employed by the Company at the time the performance-vesting restricted stock units and/or time-vesting restricted stock vest in order to receive the shares of Common Stock underlying each award, except in the case of certain terminations of employment as discussed under the heading “Executive Compensation – Potential Payments Upon Termination or Change in Control under the Employment Agreements.” An executive who retires prior to issuance may receive a pro rata share of any earned awards based on the date of retirement. Pursuant to the terms of that certain Separation and Consulting Agreement with the Company, upon his retirement as Executive Vice President of Operations, Mr. Hollinsworth’s previously earned but unvested performance-vesting restricted stock units remained outstanding and eligible to vest at the conclusion of their applicable full performance period, but Mr. Hollinsworth forfeited his rights to all other outstanding equity awards, including the portions of any outstanding performance-vesting restricted stock units subject to 2024 or later performance goals.

Performance-Vesting Restricted Stock Units. For the Named Executive Officers, the performance-vesting restricted stock units granted effective June 26, 2024 are earned in three equal annual installments based upon the achievement of a specified performance level of Adjusted EBITDA and revenue for 2024, 2025, and 2026, and adjusted at the end of the full three-year period in accordance with the three-year TSR modifier. On June 26, 2024, the Compensation Committee established the performance objectives for each of 2024, 2025 and 2026 for purposes of the vesting of restricted stock units. The Compensation Committee believes that Adjusted EBITDA and revenue are the appropriate financial measures for determining vesting of performance-vesting restricted stock unit awards because each is an important measure of our performance and the performance of our management, each drives our success and growth, and each is a key criterion by which management plans and analyzes our business.

The Compensation Committee has established Adjusted EBITDA and revenue as the core long-term metrics for purposes of performance-vesting equity awards for our Named Executive Officers and for 2024 delivered one-half of equity awards as performance based, with 50% of awards being performance-vesting restricted stock units and 50% of awards being time-vesting restricted stock. In addition, performance-vesting equity awards are subject to the following parameters:

●	Financial performance is measured annually, with Adjusted EBITDA and revenue goals for each of the three years in the performance period set at the time of grant for each year of the three-year term of the award.

●	A TSR modifier that measures the Company’s TSR performance relative to a group of industry comparators over the full three-year performance period was added.

●	Shares earned based on Adjusted EBITDA and revenue results are issued at the end of the three-year term of the award, subject to adjustment based on the new relative TSR modifier. The Compensation Committee believes that issuance of shares at the end of the three-year term in combination with the application of a three-year relative TSR modifier increases the long-term orientation of the compensation program.

●	The number of shares accumulated during the term are increased or decreased by up to 25% at the end of the three-year term based on our three-year TSR relative to that of the TSR Peer Group. If our absolute TSR is negative, the TSR modifier is capped at 100% and cannot increase the share payout.

The number of shares of Common Stock that may be issued upon vesting of the performance-vesting restricted stock units ranges from 0% to 200% of the total number of units set forth above in accordance with a formula based on our Adjusted EBITDA and revenue, equally-weighted between such measures, and adjusted in accordance with the TSR modifier. Unearned performance awards in the performance period are forfeited.

For 2024, the threshold award (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on the applicable performance period) for each applicable Named Executive Officer was 50%, the target award was 100% and the maximum award was 200%. Subject to remaining vesting and the three-year TSR modifier, the actual number of shares of Common Stock earned each year is based on performance relative to the specified Adjusted EBITDA and revenue for the corresponding year.

For purposes of our 2024 awards of performance-vesting restricted stock units, our target level Adjusted EBITDA was $751.39 million and our target level revenue was $3,212.7 million. The table below sets forth the number of shares of Common Stock that each applicable Named Executive Officer was eligible to earn for 2024 (as a percentage of the number of performance-vesting restricted stock units eligible to be earned based on 2024 performance), subject to continued employment throughout the full three-year performance and vesting period, based upon the Company’s actual Adjusted EBITDA and revenue for 2024. All shares earned are subject to adjustment at the end of the three-year term based on the TSR modifier.

Metric	Weighting	Threshold	Target	Maximum
		(50% - 100%)	(100% - 200%)	(200%)
Adjusted EBITDA	50%	$676.25m - $751.39m	$751.39m - $864.1m	$864.1m or Greater
Revenue	50%	$2,891.4m - $3,212.7m	$3,212.7m - $3,694.6m	$3,694.6m or Greater

In February 2025, the Compensation Committee evaluated the extent to which the 2024 performance goals for the 2024 performance-vesting restricted stock unit awards had been achieved. The Compensation Committee determined that actual Adjusted EBITDA for 2024 was $711.3 million and actual revenue for 2024 was $3,154.0 million, resulting in approximately 73.3% and 90.9% of each portion of the 2024 performance-vesting restricted stock unit annual award being earned with respect to such measure as reflected in the table below (all of these earned shares are subject to continued time-based vesting through the full three-year period and adjustment at the end of the three-year term based on the TSR modifier):

Name	2024 Performance-Vesting Restricted Stock Unit Grant	Target Shares Subject to 2024 Performance(1)	Shares Allocated to each Measure	Shares Earned per Adjusted EBITDA	Shares Earned per Revenue	Total Shares Earned for 2024 Performance
Christopher H. Hunter	37,516	12,505	6,253	4,584	5,681	10,265
Heather Dixon	15,447	5,149	2,575	1,888	2,339	4,227
Brian P. Farley	10,445	3,482	1,743	1,278	1,583	2,861
Nasser Khan, M.D.	5,884	1,961	981	719	891	1,610

(1) Amounts reflect one-third of the grant.

Mr. Hollinsworth did not receive a 2024 performance-vesting restricted stock unit award due to his retirement from the Company in 2024.

Time-Vesting Restricted Stock. The time-vesting restricted stock granted in 2024 vests 25% per year on the four successive anniversaries of the date of grant.

2023 Performance-Vesting Restricted Stock Unit Awards Earned

On May 9, 2023, the Compensation Committee approved grants of the following number of performance-vesting restricted stock units under the Incentive Plan to our Named Executive Officers listed below, except that the awards granted to Ms. Dixon and Mr. Farley occurred on July 25, 2023 and July 26, 2023, respectively, in connection with their appointment as executive officers of the Company:

Name	2023 Performance-Vesting Restricted Stock Units
Christopher H. Hunter	51,871
Heather Dixon	46,077
Brian P. Farley	10,000
John S. Hollinsworth	16,021

The performance-vesting restricted stock units granted in 2023 are earned in three equal annual installments based upon the achievement of specified performance levels of Adjusted EPS and Adjusted EBITDA for 2023, 2024, and 2025. On May 9, 2023 or such other grant dates, the Compensation Committee established the performance objectives for each of 2023, 2024 and 2025 for purposes of the vesting of restricted stock units.

The number of shares of Common Stock that may be issued upon vesting of the 2023 performance-vesting restricted stock units ranges from 0% to 200% of the total number of units set forth above in accordance with a formula based on our Adjusted EPS and Adjusted EBITDA, equally-weighted between such measures. None of the performance-vesting restricted stock units granted in 2023 will vest for performance below 90.0% of the specified Adjusted EPS. Unearned performance awards in the performance period are forfeited.

For 2024 performance under the 2023 performance-vesting restricted stock unit awards, the threshold award (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on 2024 performance) for each applicable Named Executive Officer was 50%, the target award was 100% and the maximum award was 200%.

For purposes of our 2023 awards of performance-vesting restricted stock units, our target level Adjusted EPS for 2024 was $3.62 and target level Adjusted EBITDA was $720.7 million. The table below sets forth the number of shares of Common Stock that each applicable Named Executive Officer was eligible to earn for 2024 performance under the 2023 performance-vesting restricted stock unit awards (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on 2024 performance), subject to continued employment throughout the performance period, based upon the Company’s actual Adjusted EPS and Adjusted EBITDA for 2024.

Metric	Weighting	Threshold	Target	Maximum
		(50% - 100%)	(100% - 200%)	(200%)
Adjusted EPS	50%	$3.25 - $3.62	$3.62 - $3.81	$3.81 or Greater
Adjusted EBITDA	50%	$653.3m - $720.7m	$720.7m - $791.2m	$791.2m or Greater

In February 2025, the Compensation Committee evaluated the extent to which the 2024 performance goals for the 2023 performance-vesting restricted stock unit awards had been achieved. The Compensation Committee determined that actual Adjusted EPS for 2024 was $3.32 and actual Adjusted EBITDA for 2024 was $711.3 million, resulting in approximately 58.3% and 93.5% of each portion of the 2023 performance-vesting restricted stock unit annual award being earned with respect to such measure as reflected in the table below (all of these earned shares are subject to continued time-based vesting through the full three-year period):

Name	2023 Performance-Vesting Restricted Stock Unit Grant	Target Shares Subject to 2024 Performance(1)	Shares Allocated to each Measure	Shares Earned per Adjusted EPS	Shares Earned per Adjusted EBITDA	Total Shares Earned for 2024 Performance
Christopher H. Hunter	51,871	17,290	8,645	5,043	8,081	13,124
Heather Dixon	46,077	15,359	7,680	4,480	7,179	11,659
Brian P. Farley	10,000	3,333	1,667	972	1,558	2,530

(1) Amounts reflect one-third of the grant.

Mr. Hollinsworth did not earn any shares related to the 2024 performance period pursuant to the 2023 performance-vesting restricted stock unit award due to his retirement from the Company in 2024.

2022 Performance-Vesting Restricted Stock Unit Awards Earned

On April 11, 2022, the Compensation Committee approved grants of the following number of performance-vesting restricted stock units under the Incentive Plan to our Named Executive Officers listed below:

Name	2022 Performance-Vesting Restricted Stock Units
Christopher H. Hunter	47,323
John S. Hollinsworth	15,128

The performance-vesting restricted stock units granted in 2022 are earned in three equal annual installments based upon the achievement of specified performance levels of Adjusted EPS and Adjusted EBITDA for 2022, 2023, and 2024. On May 12, 2022, the Compensation Committee established the performance objectives for each of 2022, 2023 and 2024 for purposes of the vesting of restricted stock units.

The number of shares of Common Stock that may be issued upon vesting of the 2022 performance-vesting restricted stock units ranges from 0% to 200% of the total number of units set forth above in accordance with a formula based on our Adjusted EPS and Adjusted EBITDA, equally-weighted between such measures. None of the performance-vesting restricted stock units granted in 2022 will vest for performance below 90.0% of the specified Adjusted EPS. Unearned performance awards in the performance period are forfeited.

For 2024 performance under the 2022 performance-vesting restricted stock unit awards, the threshold award (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on 2022 performance) for each applicable Named Executive Officer was 50%, the target award was 100% and the maximum award was 200%.

For purposes of our 2022 awards of performance-vesting restricted stock units, our target level Adjusted EPS for 2024 was $3.76 and target level Adjusted EBITDA was $733.9 million. The table below sets forth the number of shares of Common Stock that each applicable Named Executive Officer was eligible to earn for 2024 performance under the 2022 performance-vesting restricted stock unit awards (as a percentage of the number of performance-vesting restricted stock units eligible for vesting based on 2024 performance), subject to continued employment throughout the performance period, based upon the Company’s actual Adjusted EPS and Adjusted EBITDA for 2024.

Metric	Weighting	Threshold	Target	Maximum
		(50% - 100%)	(100% - 200%)	(200%)
Adjusted EPS	50%	$3.38 - $3.76	$3.76 - $4.32	$4.32 or Greater
Adjusted EBITDA	50%	$660.5m - $733.9m	$733.9m - $844.0m	$844.0m or Greater

In February 2025, the Compensation Committee evaluated the extent to which the 2024 performance goals for the 2022 performance-vesting restricted stock unit awards had been achieved. The Compensation Committee determined that actual Adjusted EBITDA for 2024 was $711.3 million, resulting in approximately 84.6% of such portion of the 2022 performance-vesting restricted stock unit annual award being earned with respect to such measure as reflected in the table below. No shares were earned under the Adjusted EPS component of such award, as the actual Adjusted EPS for 2024 ($3.32) was below the threshold amount under such award.

Name	2022 Performance-Vesting Restricted Stock Unit Grant	Target Shares Subject to 2024 Performance(1)	Shares Allocated to each Measure	Shares Earned per Adjusted EPS	Shares Earned per Adjusted EBITDA	Total Shares Earned for 2024 Performance
Christopher H. Hunter	47,323	15,775	7,887	0	6,672	6,672

(1) Amounts reflect one-third of the grant.

Mr. Hollinsworth did not earn any shares related to the 2024 performance period pursuant to the 2022 performance-vesting restricted stock unit award due to his retirement from the Company in 2024.

Perquisites and other Benefits

We provide our Named Executive Officers with modest perquisites (less than $10,000 on an annual basis) that our Compensation Committee believes are reasonable and consistent with our overall executive compensation program. Our Compensation Committee believes that such perquisites help us to retain our executive personnel and allows them to operate more effectively.

Our Named Executive Officers are eligible for health and welfare benefits available to eligible Company employees during active employment under the same terms and conditions, and are eligible for certain enhanced health benefits made available to other senior executives of the Company. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage. The Named Executive Officers also participate in a separate insurance plan that provides long-term care benefits to the executives and their spouses. Our general policies applicable to all employees govern paid vacation and other time off for our Named Executive Officers.

Cash Retention Awards

In December 2024, the Board of Directors recognized that the Company was being asked to respond to unprecedented governmental inquiries and concluded that responding to such inquiries would require an extensive time commitment from management and specifically from the Company’s executive officers. The Board also concluded that it would be in the best interest of stockholders for the executive officers to lead the Company through these response efforts while continuing to operate the business. The Board similarly determined that it would be detrimental to stockholders if an executive officer left the Company before it fully responded to the inquiries. Therefore, the Board, upon recommendation of the Compensation Committee, which had conferred with the Committee’s independent compensation consultants and legal counsel, authorized one-time cash retention awards for certain members of management, including the executive officers. These one-time cash retention opportunities were established in January 2025 and generally provide for cash payments to executives on March 31, 2026, subject to continued employment other than as a result of a termination without Cause by the Company or resignation by the executive officer for Good Reason. The amount of the cash retention awards for each executive officer is as follows:

Name	Retention Award Amount
Christopher H. Hunter	$1,785,000
Heather Dixon	1,066,050
Brian P. Farley	991,375
Nasser Khan, M.D.	643,750

Compensation Clawback Policy

If the Company is required to restate its financial statements as a result of misconduct, Section 304 of the Sarbanes-Oxley Act requires the Chief Executive Officer and the Chief Financial Officer to reimburse the Company for: (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the public issuance of the financial statements; and (ii) any profits realized from the sale of Company securities during those 12 months. On February 26, 2015, the Compensation Committee adopted and approved a compensation clawback policy applicable to performance-based equity awards issued to executive officers during and after 2015. Under the clawback policy, if a Named Executive Officer is determined by the Board to have engaged in fraud or misconduct contributing to restatement of the Company’s financial statements, the Board shall take appropriate action to address such events, including requiring (i) reimbursement of any equity securities that vested during the preceding three year period, including any proceeds from the sale of such securities, and (ii) cancellation of all unvested equity securities during such three-year period.

Furthermore, effective October 26, 2023, the Board of Directors adopted and approved the Policy Regarding the Mandatory Recovery of Compensation (the “Clawback Policy”), a copy of which is filed with our Annual Report on Form 10-K for the year ended December 31, 2023. The Clawback Policy is designed to comply with Section 10D of the Exchange Act, Exchange Act Rule 10D-1, and NASDAQ Stock Market Listing Rule 5608. Under the Clawback Policy, if we are required to prepare a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Deferred Compensation Plan

On February 28, 2013, our Board adopted and approved the Acadia Healthcare Company, Inc. Deferred Compensation Plan, effective February 1, 2013 (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to provide tax-deferred compensation for our eligible employees, including executive officers. Deferred compensation plans are common in our industry and help in the recruitment and retention of top executive talent.

Under the Deferred Compensation Plan, participants may defer up to 50% of their annual base compensation and up to 100% of any performance-based compensation. Participants are fully vested in their deferral accounts as to amounts they elect to defer. No employer matching contributions are made to the Deferred Compensation Plan. Participants will be able to select from several fund choices and their deferred compensation account will increase or decrease in value in accordance with the performance of the funds selected. Participants may receive a distribution from the Deferred Compensation Plan upon a qualifying distribution event such as separation from service, disability, death, change in control or an unforeseeable emergency. Following a participant’s separation from the Company for any reason, the participant’s vested interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or up to ten annual installments, as elected by the participant. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by the Company primarily for the purpose of providing deferred compensation benefits to participants.

Equity Award Grant Practices

The Company does not generally grant stock options to its employees. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Risk Assessment

In addition to overseeing the Company’s executive compensation program, the Compensation Committee considers the risk profile of the Company’s compensation policies and practices for all employees. The Compensation Committee has concluded that the Company’s compensation program does not encourage excessive or inappropriate risk taking and determined that such program is not reasonably likely to have a material adverse impact on the Company. See “CORPORATE GOVERNANCE – Risk Oversight” for more information about the Board’s role in our risk management process.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits to $1 million per year income tax deductions available to publicly held corporations for compensation paid to the corporation’s CEO, CFO, certain other NEOs, and certain former NEOs (each a “Covered Executive”). As a result, most compensation in excess of $1 million paid to our Covered Executives is not deductible.

The Compensation Committee has considered the effect of Section 162(m) on the Company’s executive compensation program. The Compensation Committee exercises discretion in setting base salaries, structuring incentive compensation awards and in determining payments in relation to levels of achievement of performance goals. The Compensation Committee believes that the total compensation program for Covered Executives should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, some of the compensation paid by the Company may not be deductible because such compensation exceeds the limitations for deductibility under Section 162(m).

Stock Ownership Guidelines, Insider Trading Policy, Hedging and Pledging

In March 2012, the Board of Directors adopted stock ownership guidelines for non-management directors. The guidelines require that each non-management director hold an investment position in our Common Stock equal in value to five times the annual cash retainer (exclusive of any Board committee retainers) paid to non-management directors. The guidelines provide for a five-year transition period during which directors can attain the required ownership. As of December 31, 2024, all of our non-management directors not in a transition period satisfied the applicable stock ownership guidelines.

In December 2014, the Board of Directors adopted stock ownership guidelines for certain designated officers. The guidelines require that the Named Executive Officers hold an investment position in our Common Stock equal to the following multiples of annual base salary:

Position	Fair Market Value of Stock Holdings as a Multiple of Base Salary
Chief Executive Officer	5x
Other Named Executive Officers	3x

The guidelines provide for a five-year transition period during which executive officers can attain the required ownership. If an executive officer becomes subject to a greater ownership threshold due to an increase in the amount of his or her annual base salary, the executive officer must satisfy the greater ownership threshold within the later of the original five-year transition period or two years from the effective date of the increase in annual base salary. As of December 31, 2024, all of our Named Executive Officers not in a transition period satisfied the applicable stock ownership guidelines.

Pursuant to the stock ownership guidelines applicable to non-management directors and executive officers, ownership of the following shares of Common Stock (“Qualified Shares”) are counted toward the satisfaction of the applicable ownership requirements: (i) shares owned directly by the non-management director or the executive officer; (ii) shares owned indirectly (e.g. by a spouse or in trust); (iii) restricted shares, including restricted shares that have been granted but that have not vested; (iv) shares issuable upon the settlement of vested performance-vesting restricted stock units; and (v) shares obtained through stock option exercises. For the avoidance of doubt, shares that underlie unexercised options, whether or not vested, will not be deemed to be Qualified Shares.

We maintain an insider trading policy that governs transactions in our securities by directors, officers and other employees. Among other provisions, the policy prohibits “short-selling” of any equity security of the Company and any hedging transactions. Directors and officers are also prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Termination and Change-in-Control Arrangements

Under the terms of the compensation plans and employment agreements with the Named Executive Officers, the Named Executive Officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment. The specific terms of these arrangements are discussed under the heading “Executive Compensation – Potential Payments Upon Termination or Change in Control under the Employment Agreements.” The Compensation Committee believes that these arrangements are appropriate and necessary to attract and retain talented senior executives. The Compensation Committee believes that the potential payments and benefits provide security and encourage retention in the event of an actual or potential change in control, such as a sale or “hostile” takeover. The absence of such arrangements could impact our ability to hire talented executives and an executive’s willingness to work through a merger or sale transaction which could be beneficial to our stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Wade D. Miquelon, Chairman
Michael J. Fucci
Vicky B. Gregg

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table reflects the compensation paid or accrued by us with respect to each of the Named Executive Officers:

Name and Principal Position	Year	Salary		Bonus(1)		Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Christopher H. Hunter Chief Executive Officer	2024 2023 2022	$1,020,000 1,000,000 1,000,000		$	– – –	$5,099,925 4,749,977 4,500,022	$967,319 1,653,667 915,202	$1,923 962 –	$7,089,167 7,404,606 6,415,224
Heather Dixon(5) Chief Financial Officer	2024 2023	710,700 305,192			300,000 –	2,099,865 6,000,004	457,500 372,007	– –	3,568,065 6,677,203
Brian P. Farley(6) Executive Vice President, General Counsel and Secretary	2024 2023	566,500 217,885			400,000 –	1,419,893 2,126,880	364,268 269,416	58,991 50,403	2,809,652 2,664,584
Nasser Khan, M.D. (7) Chief Operating Officer	2024	448,035			98,437	1,198,831	168,003	8,250	1,921,556
John S. Hollinsworth Former Executive Vice President of Operations	2024 2023 2022	386,015 652,030 633,039	(8)		– – –	– 1,467,073 1,793,884	209,028 733,204 678,287	59,597 10,960 9,331	654,640 2,863,267 3,114,541

(1)	Reflects each applicable Named Executive Officer’s retention bonus pursuant to the terms of his or her Employment Agreement.

(2)	Reflects the aggregate grant date fair value of time-vesting restricted stock and performance-vesting restricted stock units granted to each applicable Named Executive Officer pursuant to the Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” or ASC 718. The awards are described in more detail in the Grants of Plan-Based Awards section below. See Note 17 to the Consolidated Financial Statements contained in the Company’s 2024 Annual Report on Form 10-K for assumptions relevant to the valuation of stock awards. With respect to annual grants of performance-vesting restricted stock units, the units vest over three years and the amounts for a given year assume that the performance goals are attained during a respective annual performance period in accordance with ASC 718.

The amounts relating to performance-vesting restricted stock unit awards for 2024 represent the sum of the grant date fair value of the target number of shares that may be earned pursuant to the target amount of the 2024 performance-vesting restricted stock unit award.

The amounts relating to performance-vesting restricted stock unit awards for 2023 represent the sum of the grant date fair value of the target number of shares that may be earned pursuant to the target amount of the 2023 performance-vesting restricted stock unit award.

The amounts relating to performance-vesting restricted stock unit awards for 2022 represent the sum of the grant date fair value of the target number of shares that may be earned pursuant to (a) the target amount of the 2022 performance-vesting restricted stock unit award, and (b) the third tranche of the 2020 performance-vesting restricted stock unit award, as applicable to each Named Executive Officer.

Assuming that the maximum performance goals are attained during a respective annual performance period in accordance with ASC 718 for the applicable tranche of the performance-vesting restricted stock units granted in 2024, 2023 and 2022, (i) the aggregate grant date fair value of the annual grants of performance-vesting restricted stock units would have been, and (ii) the aggregate grant date fair value of the total stock awards (including awards of both time-vesting restricted stock and performance-vesting restricted stock units) would have been:

Name	Year	2024 RSU Awards	2023 RSU Awards		2022 RSU Awards		2020 RSU Awards		Total RSU Awards	Total Stock Awards
Christopher H. Hunter	2024 2023	$5,099,925 –	$	– 7,125,001	$	– –	$	– –	$5,099,925 7,125,001	$7,649,888 8,312,478
	2022	–		–		7,000,018		–	7,000,018	8,000,031
Heather Dixon	2024 2023	2,099,865 –		– 7,000,018		– –		– –	2,099,865 7,000,018	3,149,798 9,500,013
Brian P. Farley	2024 2023	1,419,893 –		– 1,519,200		– –		– –	1,419,893 1,519,200	2,129,840 2,886,480
Nasser Khan, M.D.	2024	799,871		–		–		–	799,971	1,598,767
John S. Hollinsworth	2024 2023	– –		– 2,200,645		– –		–	– 2,200,645	– 2,567,396
	2022	–		–		2,237,734		604,073	2,841,807	3,214,787

See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation” for more information about the time-vesting restricted stock and performance-vesting restricted stock units.

(3)	Reflects cash awards earned during the years indicated under the Incentive Plan. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Annual Non–Equity Incentive Compensation” for more information.

(4)	Represents certain long-term care insurance benefits and 401(k) plan matching contributions by the Company to each Named Executive Officer. For Mr. Farley, amounts include relocation benefits of $50,741. For Mr. Hollinsworth, amounts shown in this column for 2024 include unused paid time off of $50,156, accrued through his retirement date.

(5)	Ms. Dixon was appointed Chief Financial Officer effective July 10, 2023.

(6)	Mr. Farley was appointed Executive Vice President, General Counsel and Secretary effective July 26, 2023.

(7)	Dr. Khan was appointed Chief Operating Officer effective June 30, 2024 and previously served as Operations Group President for the Company’s comprehensive treatment center business line.

(8)	Includes $59,996 paid to Mr. Hollinsworth in his capacity as a consultant to the Company following his retirement as Executive Vice President of Operations effective June 30, 2024.

Grants of Plan-Based Awards

The following table sets forth certain information regarding plan-based awards granted to the Named Executive Officers during 2024:

		Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Type		Threshold	Target	Maximum	Threshold	Target	Maximum
Christopher H. Hunter	Bonus	N/A	$637,000	$1,275,000	$2,550,000	–	–	–	–	$–
	RSA	6/26/24	–	–	–	–	–	–	37,516	2,549,963
	RSU	6/26/24	–	–	–	18,758	37,516	75,032	–	2,549,963	(5)
Heather Dixon	Bonus	N/A	302,048	604,095	1,208,190	–	–	–	–	–
	RSA	6/26/24	–	–	–	–	–	–	15,447	1,049,933
	RSU	6/26/24	–	–	–	7,724	15,447	30,894	–	1,049,933	(5)
Brian P. Farley	Bonus	N/A	240,763	481,525	963,050	–	–	–	–	–
	RSA	6/26/24	–	–	–	–	–	–	10,445	709,947
	RSU	6/26/24	–	–	–	5,223	10,445	20,890	–	709,947	(5)
Nasser Khan, M.D.	Bonus	N/A	218,875	437,750	875,500	–	–	–	–	–
	RSA	6/26/24	–	–	–	–	–	–	5,884	399,935
	RSA	3/29/24	–	–	–	–	–	–	4,997	398,960
	RSU	6/26/24	–	–	–	2,942	5,884	11,768	–	399,935	(5)
John S. Hollinsworth	Bonus	N/A	277,113	554,226	1,108,451	–	–	–	–	–
	RSA	N/A	–	–	–	–	–	–	–	–
	RSU	N/A	–	–	–	–	–	–	–	–

(1)	The estimated payouts shown reflect non-equity incentive awards granted under the Incentive Plan, where receipt is contingent upon the achievement of specified performance goals. The amounts in the “Threshold” column assume threshold performance for all of the specified performance goals. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Annual Non-Equity Incentive Compensation” for more information about the awards.

(2)	Reflects the number of shares of Common Stock issuable upon vesting of performance-vesting restricted stock units granted under the Incentive Plan. The performance-vesting restricted stock units granted in 2024 to all applicable Named Executive Officers are earned based upon the achievement of certain performance goals in 2024, 2025 and 2026, continued employment and subject to adjustment at the end of the three-year term based on the TSR modifier. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation” for more information about the performance-vesting restricted stock units.

(3)	Reflects shares of time-vesting restricted stock granted to all Named Executive Officers under the Incentive Plan, which will vest in four equal annual installments commencing one year after the date of grant.

(4)	Reflects the aggregate grant date fair value computed in accordance with ASC 718, and pursuant to the terms of the equity awards calculated by using the average of the trailing twenty-day closing price of the Company’s stock as of the grant date.

(5)	The amounts shown reflect the grant date fair value of the target number of shares subject to the 2024 annual award of performance-vesting restricted stock units assuming that target performance goals are attained during the performance period in accordance with ASC 718, continued employment throughout the performance period, and no adjustment as a result of the TSR modifier. For additional information, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – Equity Awards Granted in 2024.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2024 that represent potential amounts that may be realized in the future:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock Held that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Name	(Exercisable)	(Unexercisable)
Christopher H. Hunter	–	–	$–	–	6,761	(3)	$268,074	–		$–
	–	–	–	–	–		–	15,775	(4)	625,479
	–	–	–	–	12,968	(5)	514,181	–		–
	–	–	–	–	–		–	34,581	(6)	1,371,137
	–	–	–	–	37,516	(7)	1,487,509	–		–
	–	–	–	–	–		–	37,516	(8)	1,487,509
	–	–	–	–	24,269	(9)	962,266	–		–
	–	–	–	–	40,748	(10)	1,615,658	–		–
Heather Dixon	–	–	–	–	24,684	(11)	978,721	–		–
	–	–	–	–	–		–	30,718	(6)	1,217,969
	–	–	–	–	15,447	(7)	612,474	–		–
	–	–	–	–	–		–	15,447	(8)	612,474
	–	–	–	–	21,560	(9)	854,854	–		–
Brian P. Farley	–	–	–	–	13,500	(12)	525,275	–		–
	–	–	–	–	–		–	6,666	(6)	264,307
	–	–	–	–	10,445	(7)	414,144	–		–
	–	–	–	–	–		–	10,445	(8)	414,144
	–	–	–	–	4,680	(9)	185,562	–		–
Nasser Khan, M.D.	–	2,025	72.51	3/1/33	–		–	–		–
	–	–	–	–	6,000	(13)	237,900	–		–
	–	–	–	–	3,750	(14)	148,688	–		–
	–	–	–	–	1,800	(15)	71,370	–		–
	–	–	–	–	4,997	(16)	198,131	–		–
	–	–	–	–	5,884	(7)	233,301	–		–
	–	–	–	–	–		–	5,884	(8)	233,301
John S. Hollinsworth	–	–	–	–	7,496	(9)	297,216	–		–
	–	–	–	–	13,025	(10)	516,441	–		–

(1)	The amounts shown reflect stock options granted under the Incentive Plan.

(2)	Based on the closing sales price of our Common Stock of $39.65 on The NASDAQ Global Select Market on December 31, 2024.

(3)	One-half of these shares of time-vesting restricted stock vest on each of April 11, 2025 and April 11, 2026.

(4)	Reflects the aggregate target number of shares that will vest upon the achievement of certain performance goals established for the annual award of performance-vesting restricted stock units granted in 2022 under the Incentive Plan and continued employment. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – 2022 Performance-Vesting Restricted Stock Unit Awards Earned” for more information about the performance-vesting restricted stock units.

(5)	One-third of these shares of time-vesting restricted stock vest on each of May 9, 2025, May 9, 2026 and May 9, 2027.

(6)	Reflects the aggregate target number of shares that will vest upon the achievement of certain performance goals established for the annual award of performance-vesting restricted stock units granted in 2023 under the Incentive Plan and continued employment. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – Equity Awards Granted in 2023” for more information about the performance-vesting restricted stock units.

(7)	One-fourth of these shares of time-vesting restricted stock vest on each of June 26, 2025, June 26, 2026, June 26, 2027 and June 26, 2028.

(8)	Reflects the aggregate target number of shares that will vest upon the achievement of certain performance goals established for the annual award of performance-vesting restricted stock units granted in 2024 under the Incentive Plan and continued employment. See the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – Equity Awards Granted in 2024” for more information about the performance-vesting restricted stock units.

(9)	Reflects the earned but unvested portion of performance-vesting restricted stock units granted in 2023 that will vest in 2026 following the Company’s certification of the final performance period subject to such award.

(10)	Reflects the earned but unvested portion of performance-vesting restricted stock units granted in 2022 that will vest in 2025 following the Company’s certification of the final performance period subject to such award.

(11)	One-third of these shares of time-vesting restricted stock vest on each of July 25, 2025, July 25, 2026 and July 25, 2027.

(12)	One-third of these shares of time-vesting restricted stock vest on each of July 26, 2025, July 26, 2026 and July 26, 2027.

(13)	One-half of these shares of time-vesting restricted stock vest on each of September 30, 2025 and September 30, 2026.

(14)	One-third of these shares of time-vesting restricted stock vest on each of November 7, 2025, November 7, 2026 and November 7, 2027.

(15)	One-third of these shares of time-vesting restricted stock vest on each of March 1, 2025, March 1, 2026 and March 1, 2027.

(16)	One-third of these shares of time-vesting restricted stock vest on each of March 29, 2025, March 29, 2026 and March 29, 2027.

Option Exercises and Stock Vested

The following table shows the amounts received by the Named Executive Officers upon the exercise of stock options or the vesting of time-vesting restricted stock and performance-vesting restricted stock units during 2024:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
Christopher H. Hunter	–	$–		4,322	$285,511	(1)
	–	–		3,380	256,204	(2)
Heather Dixon	–	–		8,228	545,352	(3)
Brian P. Farley	–	–		4,500	292,770	(4)
Nasser Khan, M.D.	675	8,241	(5)	1,250	53,113	(6)
	–	–		3,000	189,840	(7)
John S. Hollinsworth	–	–		33,718	2,813,093	(8)
	–	–		1,335	88,190	(1)
	–	–		1,260	95,508	(2)
	–	–		1,405	98,715	(9)
	–	–		7,124	544,915	(10)

(1)	Based on the closing sales price of our Common Stock of $66.06 on the NASDAQ Global Select Market on May 8, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(2)	Based on the closing sales price of our Common Stock of $75.80 on the NASDAQ Global Select Market on April 10, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(3)	Based on the closing sales price of our Common Stock of $66.28 on the NASDAQ Global Select Market on July 24, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(4)	Based on the closing sales price of our Common Stock of $65.06 on the NASDAQ Global Select Market on July 25, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(5)	Based on the closing sales price of our Common Stock of $84.72 on The NASDAQ Global Select Market on March 6, 2024, the date that the options were exercised, less the option exercise price of $72.51.

(6)	Based on the closing sales price of our Common Stock of $42.49 on the NASDAQ Global Select Market on November 6, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(7)	Based on the closing sales price of our Common Stock of $63.28 on the NASDAQ Global Select Market on September 27, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(8)	Based on the closing sales price of our Common Stock of $83.43 on The NASDAQ Global Select Market on February 28, 2024, the date that the performance-vesting restricted stock units vested. See the section entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation – 2021 Annual Awards” in our Proxy Statement dated April 8, 2022 for more information about the performance-vesting restricted stock units.

(9)	Based on the closing sales price of our Common Stock of $70.26 on The NASDAQ Global Select Market on April 22, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

(10)	Based on the closing sales price of our Common Stock of $76.49 on The NASDAQ Global Select Market on March 22, 2024, the first business day immediately prior to the date that the shares of time-vesting restricted stock vested.

Nonqualified Deferred Compensation

The following table shows the activity during 2024 and the aggregate balances held by each of our Named Executive Officers at December 31, 2024 under the Deferred Compensation Plan.

Name	Executive Contributions in 2024($)(1)	Company Contributions in 2024($)	Aggregate Earnings in 2024($)	Aggregate Withdrawals / Distributions($)	Aggregate Balance at December 31, 2024($)(2)
Christopher H. Hunter	$–	$–	$–	$–	$–
Heather Dixon	–	–	–	–	–
Brian P. Farley	–	–	–	–	–
Nasser Khan, M.D.	–	–	–	–	–
John S. Hollinsworth	50,644	–	16,527	–	192,599

(1)	These amounts are included in the Summary Compensation Table above.
(2)	All amounts other than 2024 earnings are included in the Summary Compensation Table above.

Under the plan, participants may defer up to 50% of their annual base compensation and up to 100% of any performance-based compensation. Participants are fully vested in their deferral accounts as to amounts they elect to defer. No employer matching contributions are made to the Deferred Compensation Plan. Participants will be able to select from several fund choices and their deferred compensation account will increase or decrease in value in accordance with the performance of the funds selected. Participants may receive a distribution from the Deferred Compensation Plan upon a qualifying distribution event such as separation from service, disability, death, change in control or an unforeseeable emergency or on a specified date selected by a participant. Following a participant’s separation from the Company for any reason, the participant’s vested interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or up to ten annual installments, as elected by the participant. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by the Company primarily for the purpose of providing deferred compensation benefits to participants.

Potential Payments Upon Termination or Change in Control under the Employment Agreements

We entered into an employment agreement with Mr. Hunter effective April 11, 2022, with Ms. Dixon effective July 10, 2023, with Mr. Farley effective July 26, 2023, and with Mr. Khan effective June 30, 2024 (collectively, the “Employment Agreements”). A summary of the Employment Agreements for each applicable Named Executive Officer is provided below. For more information about the compensation or benefits received by Mr. Hollinsworth related to his transition from the Company, see “– Mr. Hollinsworth’s Payments related to his Retirement” below.

Compensation and Benefits

The base salaries under the Employment Agreements are subject to an annual increase in the sole discretion of our Board. In addition to base salary, under the Employment Agreements the executives are entitled to participate, in their sole discretion, in all of our employee benefit programs for which senior executive employees are generally eligible. Each executive is also reimbursed for reasonable expenses incurred in connection with services performed under each executive’s Employment Agreement.

Non-Competition and Non-Solicitation

During the term of each Employment Agreement and for 12 months thereafter (in the case of Ms. Dixon, Mr. Farley and Dr. Khan) or 24 months thereafter (in the case of Mr. Hunter), each such executive is prohibited from (i) directly or indirectly managing, controlling, consulting, rendering services for or participating, engaging or owning an interest in any business which derives 25% of its gross revenue from the business of providing behavioral healthcare and/or related services and (ii) directly or indirectly managing, controlling, rendering services for or participating or consulting with any unit, division, segment or subsidiary of any other business that engages in or otherwise competes with (or was organized for the purpose of engaging in or competing with) the business of providing behavioral healthcare and/or related services (subject to certain exceptions), in each case within any geographical area in which we engage in such businesses. During the term of each Employment Agreement and for 12 months thereafter (in the case of Ms. Dixon, Mr. Farley and Dr. Khan) or 24 months thereafter (in the case of Mr. Hunter), each such executive is prohibited from directly or indirectly soliciting or hiring any employee or independent contractor of ours or directly or indirectly soliciting any customer, supplier, licensee, licensor or other business relation of ours. For Mr. Hunter, his non-compete and non-solicitation periods are reduced to 18 months if he is terminated without “Cause” or resigns with “Good Reason” during the period beginning 3 months prior to and 18 months following a “Change in Control” of the Company (the “Change in Control Period”). In addition, the executives are subject to customary confidentiality and non-disparagement obligations both during and following their employment with the Company.

Retention Bonus

Under the Employment Agreements for Ms. Dixon and Mr. Farley, each received a retention bonus equal to $300,000 and $400,000, respectively, for continued service through March 31, 2024.

Severance

Under the Employment Agreements, if the executive is terminated without “Cause” or resigns with “Good Reason,” such executive is generally entitled to receive (subject to the satisfaction of certain conditions):

●	Such executive’s base salary through the termination date;

●	Any accrued but unpaid cash bonus with respect to a completed performance period, and, for Ms. Dixon and Mr. Farley, any unpaid retention bonus;

●	Any unused and unpaid time off and sick pay accrued through the termination date, any incurred but unreimbursed business expenses as of the termination date, and all other payments, benefits or fringe benefits pursuant to any applicable compensation arrangement as of the termination date;

●	For Mr. Hunter, an amount equal to one and a half (1.5) times, and two (2) times, his base salary and target cash bonus as in effect on the termination date, depending on whether such termination occurs outside, or during, the Change of Control Period, respectively;

●	For Ms. Dixon, Mr. Farley and Dr. Khan, an amount equal to such executive’s base salary and target cash bonus as in effect on the termination date;

●	For Ms. Dixon, Mr. Farley and Dr. Khan, a prorated cash bonus amount for the calendar year in which the termination occurs, determined as if all of the subjective performance objectives for such year have been achieved at the target level;

●	An amount equal to the after-tax cost of the premiums for continued health and dental insurance for the executive and/or his or her dependents in accordance with COBRA for a specified period;

●	For Mr. Hunter, either full accelerated vesting of a prorated portion of outstanding performance-vesting equity awards (with outstanding performance conditions deemed satisfied at target levels) or delay of vesting and forfeiture of a prorated portion of outstanding performance-vesting equity awards, depending on whether such termination occurs outside, or during, the Change of Control Period, respectively; and

●	For Ms. Dixon, Mr. Farley and Dr. Khan, full and immediate vesting of the time-vesting components of such executive’s outstanding annual equity and equity-based awards, and delay of vesting and forfeiture of such executive’s outstanding annual equity and equity-based awards that are subject to performance-vesting criteria (all such payments collectively, the “Termination Payments”).

“Cause” (as defined in the Employment Agreement for Mr. Hunter) means the occurrence of one or more of the following with respect to the applicable executive; provided that no determination of “Cause” may be made under certain circumstances until Mr. Hunter has been given written notice detailing the specific Cause event and a period of thirty (30) business days following receipt of such notice to cure such event:

●	the arrest and indictment for, conviction of or plea of nolo contendere to a felony or other crime involving moral turpitude or the conviction of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its subsidiaries or any of their customers, suppliers or other business relations;

●	willful conduct outside the scope of his duties and responsibilities under his Employment Agreement that causes the Company or any of its subsidiaries substantial public disgrace or disrepute or demonstrable economic harm;

●	repeated failure to perform duties consistent with his Employment Agreement as reasonably directed by the Board;

●	any willful act or knowing omission of aiding or abetting a competitor of the Company or any of its subsidiaries to the disadvantage or detriment of the Company or any of its subsidiaries;

●	material breach of fiduciary duty or gross negligence in the performance of his duties to the Company or any of its subsidiaries;

●	intentional misconduct in the performance of his duties to the Company or any of its subsidiaries;

●	an administrative or other proceeding arising as a result of his action that results in his suspension or debarment from participation in any contracts with, or programs of, the United States or any of the fifty states or any agency or department thereof, or any finding of a governmental agency that he personally has engaged in misconduct in connection with his employment by the Company;

●	any other material breach by him of his Employment Agreement or material breach of any other agreement between him and the Company or any of its subsidiaries or any written policy of the Company or any of its subsidiaries; or

●	failure by him to, or notification from him of his intent not to, relocate to the greater Nashville, Tennessee area as requested by the Board.

“Cause” (as defined in the Employment Agreements for Ms. Dixon, Mr. Farley and Dr. Khan) means the occurrence of one or more of the following with respect to the applicable executive:

●	the conviction of or plea of nolo contendere to a felony or other crime involving moral turpitude or the conviction of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its subsidiaries or any of their customers, suppliers or other business relations;

●	conduct outside the scope of such executive’s duties and responsibilities under such Employment Agreement that causes the Company or any of its subsidiaries substantial public disgrace or disrepute or economic harm;

●	repeated failure to perform duties consistent with such Employment Agreement as reasonably directed by the Board;

●	any act or knowing omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company or any of its subsidiaries;

●	breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries;

●	an administrative or other proceeding resulting in the suspension or debarment of such executive from participation in any contracts with, or programs of, the United States or any individual state or any agency or department thereof; or

●	any other material breach by such executive of such Employment Agreement or any other agreement between such executive and us, which is not cured to the reasonable satisfaction of the Board within thirty (30) days after written notice thereof to such executive.

“Good Reason” (as defined in the Employment Agreements) means if the applicable executive resigns his or her employment with the Company as a result of one or more of the following actions (in each case taken without the executive’s written consent): (i) a reduction in such executive’s base salary; (ii) a material diminution of such executive’s job duties or responsibilities inconsistent with the executive’s position; (iii) any other material breach by the Company of such Employment Agreement; or (iv) a relocation of the Company’s principal executive offices and corporate headquarters outside of a 30-mile radius of Nashville, Tennessee, or in the case of Ms. Dixon and Mr. Farley, Franklin, Tennessee, or, in the case of Dr. Khan, a required relocation of his principal place of employment pursuant to his Employment Agreement; provided that, none of the events described in clauses (i) through (iv) shall constitute Good Reason unless such executive shall have notified us in writing describing the event which constitutes Good Reason within ninety (90) days after the occurrence of such event and then only if we shall have failed to cure such event within thirty (30) days after our receipt of such written notice and such executive elects to terminate his or her employment as a result at the end of such thirty (30) day period.

If an executive that is party to an Employment Agreement dies or becomes disabled, such executive is entitled to the Termination Payments; provided, that in the case of Mr. Hunter, his payment with respect to the annual cash bonus shall be a prorated cash bonus amount for the calendar year in which the termination occurs and he shall forfeit all outstanding equity awards other than a prorated portion of outstanding performance-vesting equity awards subject to the performance period preceding the termination date, and in the case of Ms. Dixon, Mr. Farley and Dr. Khan, such executive shall forfeit all outstanding equity awards. In the event that an executive becomes disabled not due to death, such executive is entitled to receive continued installment payments of such executive’s base salary as in effect on the termination date for a specified period of time.

If we terminate an executive under an Employment Agreement for Cause or if any such executive resigns without Good Reason, such executive is only entitled to receive his or her unpaid base salary through the termination date and any bonus amount to which such executive is entitled by reference to the calendar year that ended on or prior to the termination date, and in the case of Mr. Hunter, all other payments, benefits or fringe benefits pursuant to any applicable compensation arrangement as of the termination date. Upon any termination of employment under an Employment Agreement, whether voluntary or otherwise, such executive has the option to elect to continue health insurance coverage until the earlier of (A) such time as the executive is eligible to participate in another health plan or (B) the executive becomes eligible for Medicare.

The tables below show the amounts that each Named Executive Officer employed as of December 31, 2024 would have received assuming that the Named Executive Officer’s employment was terminated or he or she died or became disabled effective December 31, 2024. As of December 31, 2024, none of the Named Executive Officers were entitled to any compensation or benefits for resignation or retirement, other than in the case of Mr. Hollinsworth, shares of Common Stock previously earned and to be issued upon vesting of the performance-vesting restricted stock units awarded in 2022 and 2023. Furthermore, the Employment Agreements (other than the Employment Agreement for Mr. Hunter) do not distinguish a termination following a change in control from a termination in another context. Therefore, a termination following a change in control will entitle a Named Executive Officer to severance benefits only if the Named Executive Officer’s employment is otherwise terminated without Cause by the Company or by the Named Executive Officer for Good Reason.

Mr. Hunter

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause (outside of CoC Period)(1)		Involuntary Termination without Cause (during CoC Period)(2)		Death or Disability
Base Salary	$1,530,000	(3)	$2,040,000	(3)	$510,000	(4)
Non-Equity Incentive Plan Compensation(5)	3,187,500		3,825,000		1,275,000
Time-Vesting Restricted Stock (unvested)(6)	–		2,269,764		–
Insurance Benefits	52,788	(7)	70,383	(7)	17,596	(8)
Accrued Vacation(9)	78,461		78,461		78,461

Ms. Dixon

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause(1)		Death or Disability
Base Salary	$690,000	(3)	$345,000	(4)
Non-Equity Incentive Plan Compensation(5)	1,208,190		604,095
Time-Vesting Restricted Stock (unvested)(6)	1,591,194		–
Insurance Benefits	26,561	(7)	13,281	(8)
Accrued Vacation(9)	54,669		54,669

Mr. Farley

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause(1)		Death or Disability
Base Salary	$550,000	(3)	$275,000	(4)
Non-Equity Incentive Plan Compensation(5)	963,050		481,525
Time-Vesting Restricted Stock (unvested)(6)	949,419		–
Insurance Benefits	35,192	(7)	17,596	(8)
Accrued Vacation(9)	43,578		43,578

Dr. Khan

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause(1)		Death or Disability
Base Salary	$515,000	(3)	$326,015	(4)
Non-Equity Incentive Plan Compensation(5)	875,500		437,750
Time-Vesting Restricted Stock (unvested)(6)	889,389		–
Insurance Benefits	–	(7)	–	(8)
Accrued Vacation(9)	37,180		37,180

(1)	The amounts shown would have been payable if we terminated the Named Executive Officer’s employment without Cause (as defined in his or her Employment Agreement) or if the Named Executive Officer resigned his or her employment for Good Reason (as defined in his or her Employment Agreement), provided that the Named Executive Officer had not breached the non-competition, non-solicitation, confidentiality and proprietary information provisions of his or her Employment Agreement.

(2)	The amounts shown would have been payable if we terminated Mr. Hunter’s employment without Cause (as defined in his Employment Agreement) or if Mr. Hunter resigned his employment for Good Reason (as defined in his Employment Agreement) during the Change of Control Period (as defined in his Employment Agreement), provided that Mr. Hunter had not breached the non-competition, non-solicitation, confidentiality and proprietary information provisions of his Employment Agreement.

(3)	The amount shown reflects, for Mr. Hunter, one and a half (1.5) and two (2) times his base salary depending on whether such termination occurs outside, or during, the Change of Control Period, respectively, for Ms. Dixon, Mr. Farley and Dr. Khan, twelve months of his or her base salary, in each case such base salary as in effect on December 31, 2024 pursuant to the terms of the Employment Agreements (assuming that he or she is not in violation of the restrictive covenants set forth in his or her Employment Agreement or his General Release, if applicable). Pursuant to the Employment Agreements, base salary amounts are payable in regular installments over the course of the applicable severance period.

(4)	The amount shown reflects the Named Executive Officer’s base salary as in effect on December 31, 2024 payable for a period of six months in the event of disability pursuant to the terms of his or her Employment Agreement.

(5)	The amount shown reflects the cash incentive award for 2024 of 125% of the base salary for Mr. Hunter, two (2) times 85% of the base salary for Ms. Dixon, Mr. Farley and Dr. Khan, assuming achievement of the performance goals at the target level, pursuant to the terms of the Employment Agreements and each of their non-equity incentive compensation plans for 2024. In addition, Mr. Hunter is entitled to an additional payment of one and a half (1.5) times and two (2) times his target annual cash bonus depending on whether such termination occurs outside, or during, the Change of Control Period, respectively.

(6)	The amount shown reflects the value of all unvested time-vesting restricted stock not intended to qualify as performance-based compensation for each Named Executive Officer (other than Mr. Hunter), which may immediately vest pursuant to the terms of his or her Employment Agreement depending on the type of termination, based on a market value of $39.65 per share as of December 31, 2024. Pursuant to the terms of his Employment Agreement, Mr. Hunter is only entitled to vest in unvested time-vesting restricted stock if such termination occurs within three months of a Change of Control. See “EXECUTIVE COMPENSATION – Outstanding Equity Awards at Fiscal Year-End.” Pursuant to each Named Executive Officer’s Employment Agreement, unvested performance-vesting restricted stock unit awards intended to qualify as performance-based compensation are not immediately forfeited at termination but remain subject to forfeiture restrictions related to pre-established performance goals until the results of the related goals have been satisfied. As of December 31, 2024, all unvested performance-vesting restricted stock units of each Named Executive Officer would remain subject to pre-established performance goals and would vest in future years based on future performance. See “EXECUTIVE COMPENSATION – Outstanding Equity Awards at Fiscal Year-End” for potential amounts that may be realized in the future with respect to each Named Executive Officer’s unvested performance-vesting restricted stock units as of December 31, 2024.

(7)	The amount shown reflects the cost of the premiums for continued health, dental and vision insurance for the Named Executive Officer or his or her dependents, in accordance with COBRA, for a period of 18 or 24 months for Mr. Hunter depending on whether such termination occurs outside, or during, the Change of Control Period, respectively, and 12 months for Ms. Dixon, Mr. Farley and Dr. Khan, pursuant to the terms of the Employment Agreements.

(8)	The amount shown reflects the cost of the premiums for continued health, dental and vision insurance for the Named Executive Officer or his or her dependents, in accordance with COBRA, for a period of six months pursuant to the terms of his or her Employment Agreement.

(9)	The amount shown reflects unused paid time off, pursuant to the terms of the Named Executive Officer’s Employment Agreement and our paid time off policies.

Mr. Hollinsworth’s Payments related to his Retirement

Mr. Hollinsworth retired as the Company’s Executive Vice President of Operations effective June 30, 2024, but continued to provide transition advisory services through December 31, 2024. In connection with such retirement and pursuant to the terms of a Separation and Consulting Agreement with the Company, Mr. Hollinsworth received (a) approximately $50,156 for unused paid time off accrued through his retirement date, and (b) approximately $59,996 of consulting fees post-retirement in 2024. In addition, Mr. Hollinsworth remained eligible to earn a prorated portion of his 2024 annual non-equity incentive award subject to actual achievement of the 2024 performance goals. Under the terms of such Separation and Consulting Agreement, Mr. Hollinsworth forfeited his rights to any additional compensation, severance or other benefits, including all other outstanding equity and non-equity incentive awards; provided that, in accordance with the terms and conditions of the Incentive Plan and the applicable award agreement, the earned but unvested portion of all outstanding performance-vesting restricted stock units remain eligible to vest following the Company’s certification of all outstanding performance periods subject to each award.

2022, 2023 and 2024 Performance-Vesting Equity Awards

As described in “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Equity-Based Compensation,” shares earned under performance-vesting restricted stock unit awards made in 2022, 2023 and 2024 are generally accumulated and released at the end of the applicable three-year term of the award, and for such awards made in 2024, subject to adjustment based on the relative TSR modifier. Given the longer payout for such awards, awards for an executive whose employment is terminated during the performance period due to death, disability, retirement, or without cause or for good reason may vest at the end of the performance period, subject to the Company’s achievement of the performance goals.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hunter, our Chief Executive Officer:

•	the median of the annual total compensation of all employees of the Company was $48,375; and

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $7,089,167.

Based on this information, for 2024, the ratio of the annual total compensation of Mr. Hunter, our Chief Executive Officer, to the median of the annual total compensation of all employees was 147 to 1.

For purposes of the foregoing pay ratio disclosure, we were required to identify the median employee of all employees of the Company, without regard to their location, compensation arrangements or employment status (full-time versus part-time) and then determine the annual total compensation that “median employee” earned during 2024. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee in 2024, we took the following steps:

Pursuant to applicable regulations, we are required to identify our median employee only once every three years. Accordingly, for purposes of determining the median annual total compensation of employees and the resulting pay ratio for 2024, we have used the 2024 compensation of the median employee that we identified as of December 31, 2024. We determined that, as of December 31, 2024, our employee population consisted of approximately 25,500 individuals working at the Company and its consolidated subsidiaries in the United States and Puerto Rico (as reported in Item 1, Business, in our Annual Report on Form 10-K for the year ended December 31, 2024). This population consisted of our full-time, part-time and temporary employees paid during the year ended December 31, 2024. The inclusion of part-time and temporary employees substantially reduces the median of the annual total compensation of all of our employees.

We prepared a list of employees at December 31, 2024 from our payroll records and evaluated total compensation. Total compensation includes salary, stock awards and non-equity incentive plan compensation. Compensation for full-time and part-time employees who commenced employment after January 1, 2024 was annualized. Compensation for temporary employees was not annualized.

The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including those within our peer group and industry.

Pay Versus Performance

The following table sets forth certain information regarding compensation actually paid to our Named Executive Officers during the past five fiscal years compared to certain measures of our financial performance:

	Summary Comp. Table Total for CEO			Comp. Actually Paid to CEO(3)			Average Summary Comp. Table Total for Non-CEO NEOs(4)	Average Comp. Actually Paid to Non-CEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in thousands)	Adjusted EPS(7)
Year	Christopher H. Hunter(1)	Debra K. Osteen(2)		Christopher H. Hunter(1)	Debra K. Osteen(2)				TSR(5)	Peer Group TSR(6)
2024	$7,089,167	$	N/A	$(241,669)	$	N/A	$2,238,478	$(19,323)	$119	$126	$264,484	$3.32
2023	7,404,606		N/A	8,352,752		N/A	3,289,184	1,079,088	234	124	(15,661)	3.51
2022	6,415,224		2,620,043	8,482,132		17,102,308	3,040,751	9,817,787	248	118	280,033	3.19
2021	N/A		9,853,107	N/A		29,812,731	3,656,112	8,870,858	183	147	195,562	2.70
2020	N/A		5,131,395	N/A		17,648,915	2,604,425	6,550,425	151	134	(669,199)	2.81

(1)	Mr. Hunter was appointed Chief Executive Officer effective April 11, 2022.

(2)	Ms. Osteen retired as Chief Executive Officer effective April 11, 2022.

(3)	To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

CEO SCT Table to CAP Reconciliation:

Name	Year	SCT Total	Deductions from SCT Total(a)	Additions to SCT Total(b)	CAP
Christopher H. Hunter	2024	$7,089,167	$5,099,925	$(2,230,911)	$(241,669)
	2023	7,404,606	4,749,977	5,698,123	8,352,752
	2022	6,415,224	4,500,022	6,566,930	8,482,132
Debra K. Osteen	2024	–	–	–	–
	2023	–	–	–	–
	2022	2,620,043	1,059,857	15,542,122	17,102,308
	2021	9,853,107	6,989,753	26,949,377	29,812,731
	2020	5,131,395	2,789,779	15,307,298	17,648,915

Average Non-CEO NEOs SCT Table to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total(a)	Additions to SCT Total(b)	CAP
2024	$2,238,478	$1,179,647	$(1,078,154)	$(19,323)
2023	3,289,184	2,503,492	293,396	1,079,088
2022	3,040,751	1,720,243	8,497,279	9,817,787
2021	3,656,112	1,963,594	7,178,340	8,870,858
2020	2,604,425	1,116,717	5,062,717	6,550,425

(a)	Represents the grant date fair value of equity-based awards granted each year calculated in accordance with ASC 718.

(b)	Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP is further detailed in the table below. For performance-vesting restricted stock unit awards, fair value amounts have been computed consistent with the methodology used in the Company’s Consolidated Financial Statements as of December 31, 2020, 2021, 2022, 2023 and 2024, respectively.

Equity Component of CAP:

Christopher H. Hunter

Year	Fair Value of Current Year Equity Awards at Year-End	Change in Value of Prior Years’ Awards Unvested at Year-End	Change in Value of Prior Years’ Awards That Vested in the Year	Equity Value Included in CAP
2024	$2,975,019	$(5,148,737)	(57,192)	$(2,230,911)
2023	6,050,233	(321,521)	(30,589)	5,698,123
2022	6,566,930	–	–	6,566,930
2021	–	–	–	–
2020	–	–	–	–

Debra K. Osteen

Year	Fair Value of Current Year Equity Awards at Year-End	Change in Value of Prior Years’ Awards Unvested at Year-End	Change in Value of Prior Years’ Awards That Vested in the Year	Equity Value Included in CAP
2024	–	–	–	–
2023	–	–	–	–
2022	$9,972,986	$7,341,244	$(1,772,108)	$15,542,122
2021	23,567,139	3,215,353	166,885	26,949,377
2020	13,014,224	533,148	1,759,927	15,307,298

Average Non-CEO NEOs

Year	Fair Value of Current Year Equity Awards at Year-End	Change in Value of Prior Years’ Awards Unvested at Year-End	Change in Value of Prior Years’ Awards That Vested in the Year	Fair Value of Forfeited Awards at Prior Year-End	Equity Value Included in CAP
2024	$679,492	$(1,278,180)	$(19,593)	$(459,873)	$(1,078,154)
2023	2,182,972	(89,974)	(255,921)	(1,543,681)	293,396
2022	5,228,345	3,399,089	(130,155)	–	8,497,279
2021	5,891,861	1,147,507	138,972	–	7,178,340
2020	4,691,771	419,942	(48,996)	–	5,062,717

(4)	The Named Executive Officers, other than the CEO, reflected in the Pay Versus Performance table represent the following individuals for each of the years listed below

2020	2021	2022	2023	2024
David M. Duckworth	David M. Duckworth	David M. Duckworth	Heather Dixon	Heather Dixon
Christopher L. Howard	Christopher L. Howard	Christopher L. Howard	Brian P. Farley	Brian P. Farley
John S. Hollinsworth	John S. Hollinsworth	John S. Hollinsworth	John S. Hollinsworth	Nasser Khan, M.D.
Laurence L. Harrod	Laurence L. Harrod	Laurence L. Harrod	David M. Duckworth	John S. Hollinsworth
Laurence L. Harrod

(5)	An investment of $100 is assumed to have been made in our Common Stock as of December 31, 2019. TSR was calculated by multiplying the initial investment of $100 by the quotient of the closing price of our Common Stock on December 31, 2020, 2021, 2022, 2023 and 2024, divided by our closing price on December 31, 2019.

(6)	Reflects the cumulative total stockholder return for the S&P Health Care Services Select Industry Index (the “S&P HC Index”). An investment of $100 is assumed to have been made in the S&P HC Index as of December 31, 2019. Peer Group TSR was calculated by multiplying the initial investment of $100 by the quotient of the closing price of the S&P HC Index on December 31, 2020, 2021, 2022, 2023 and 2024 divided by the closing price on December 31, 2019, with dividends reinvested at the time they are paid.

(7)	Adjusted EPS is a non-GAAP financial measure and one of the core long-term metrics we use for purposes of evaluating performance for our compensation program, as further described in the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation – Annual Non-Equity Incentive Compensation.”

Financial Performance Measures

As further described in the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS – Components of Executive Compensation,” the Company’s executive compensation program is heavily weighted to performance-based pay, with a significant emphasis on long-term performance and stockholder value creation. The Company primarily uses three core metrics across its long-term and short-term incentive awards: Adjusted EPS, Adjusted EBITDA and revenue. The Company uses Adjusted EPS, Adjusted EBITDA and revenue to determine annual cash incentive awards and performance-based equity awards because they are important measures of our performance and the performance of our management, they drive our success and growth and they are key criteria by which management plans and analyzes our business. In addition, the Company uses certain non-financial measures to determine annual cash incentive awards in order to incentivize and align achievement for certain key qualitative metrics. Therefore, the most important financial performance measures (and only financial measures used in current plans/awards) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Adjusted EPS

●	Adjusted EBITDA

●	Revenue

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the sections entitled “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION,” our executive compensation program reflects a variable pay-for-performance philosophy, with a significant emphasis on long-term performance and stockholder value creation. While we utilize several performance measures to align executive compensation with our performance, all of those measures are not presented in the Pay versus Performance table. Furthermore, while we are required to disclose our net income for each covered fiscal year, it is not a metric currently used in our executive compensation program. We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with rules adopted by the SEC, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Comparison of Compensation Actually Paid and Company TSR

The following graph reflects the relationship between our CEO and average non-CEO NEO “compensation actually paid” versus our cumulative TSR, assuming an initial fixed investment of $100 on December 31, 2019, for the years ended December 31, 2020, 2021, 2022, 2023 and 2024.

Comparison of Compensation Actually Paid and Net Income

The following graph reflects the relationship between our CEO and average non-CEO NEO “compensation actually paid” and our net income for the years ended December 31, 2020, 2021, 2022, 2023 and 2024.

Comparison of Compensation Actually Paid and Adjusted EPS

The following graph reflects the relationship between our CEO and average non-CEO NEO “compensation actually paid” and our Adjusted EPS for the years ended December 31, 2020, 2021, 2022, 2023 and 2024.

Comparison of Company TSR and Peer Group TSR

The following graph reflects the relationship between our TSR and the TSR of the peer group presented for this purpose, the S&P HC Index.

Director Compensation

The table below sets forth the 2024 compensation earned by or paid to our non-management directors. Mr. Hunter does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Jason R. Bernhard	$101,990	$159,976	$261,966
E. Perot Bissell	139,000	159,976	298,976
Michael J. Fucci	129,500	159,976	289,476
Vicky B. Gregg	137,000	159,976	296,976
William F. Grieco	139,500	159,976	299,476
Patrice A. Harris, M.D., M.A.	99,500	159,976	259,476
R. David Kelly	112,000	159,976	271,976
Wade D. Miquelon	129,500	159,976	289,476
Reeve B. Waud	241,952	159,976	401,928

(1)	Includes annual retainers and fees associated with serving on a Board committee. Each of Messrs. Bernhard and Waud elected to receive shares of our Common Stock in lieu of his annual cash retainer on May 23, 2024. The grant date fair value of such stock awards is computed by multiplying the total number of shares subject to the award by the closing market price of our Common Stock on the date immediately preceding the date of grant ($66.27).

(2)	This column reflects the grant date fair value of time-vesting restricted stock awards granted to directors calculated in accordance with ASC 718. On May 23, 2024, each non-management director elected or continuing to serve as a member of the Board received an award of 2,414 shares of time-vesting restricted stock. The grant date fair value of time-vesting restricted stock awards is computed by multiplying the total number of shares subject to the award by the closing market price of our Common Stock on the date immediately preceding the date of grant ($66.27).

As of December 31, 2024, each of Messrs. Bernhard, Bissell, Fucci, Grieco, Miquelon, and Waud, and Ms. Gregg held 4,669 shares of time-vesting restricted stock. As of December 31, 2024, Dr. Harris held 3,839 shares of time-vesting restricted stock, and Mr. Kelly held 4,594 shares of time-vesting restricted stock.

Our Board of Directors adopted a compensation plan for non-management directors effective January 1, 2013, as amended in 2016, 2019, 2020 and 2023 (the “Directors Plan”), which provides:

●	An annual cash retainer of $87,000;

●	An annual cash retainer of $15,000 for each member of the Audit and Risk Committee and $30,000 for the chair of the Audit and Risk Committee;

●	An annual cash retainer of $12,500 for each member of the Compensation Committee and $27,500 for the chair of the Compensation Committee;

●	An annual cash retainer of $10,000 for each member of the Nominating Committee and $22,000 for the chair of the Nominating Committee;

●	An annual cash retainer of $12,500 for each member of the Compliance Committee and $27,500 for the chair of the Compliance Committee;

●	An annual cash retainer of $15,000 for each member of the Finance Committee and $30,000 for the chair of the Finance Committee;

●	An annual cash retainer of $45,000 for the Lead Director (if applicable) and $125,000 for the Chairman of the Board (if held by a non-management director);

●	Additional cash compensation to be approved by the Chairman of the Board and Chairman of the Compensation Committee for each director who, at the discretion of the Chairman of the Board and Chairman of the Compensation Committee, devotes extraordinary time and effort to the Company;

●	An initial grant of time-vesting restricted stock having a value equal to $160,000;

●	An annual grant of time-vesting restricted stock having a value equal to $160,000; and

●	An annual director compensation limit of $600,000 earned in a given year, including both cash compensation and equity awards.

In addition to the compensation described above, we also reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of our Board of Directors.

Under the Directors Plan, all annual retainers shall be paid on the date of our annual meeting of stockholders (the “Annual Meeting Date”). Each year as of the Annual Meeting Date, each non-management member of our Board who is re-elected or who otherwise continues to be a member of the Board immediately thereafter is automatically granted under the Directors Plan, without further action by us, our Board of Directors, the Compensation Committee or our stockholders, shares of our time-vesting restricted stock having a value equal to $160,000. The value of the restricted shares shall be based on the closing trading price of our Common Stock on the trading day immediately preceding the Annual Meeting Date. All restricted shares issued to non-management directors shall vest over three years with such shares to vest 33⅓% per year on the three successive anniversary dates of the grant of time-vesting restricted stock beginning on the first anniversary of the grant date.

Each non-management director may elect to have the Company pay all or a portion of his or her cash retainer(s) in shares of our Common Stock in lieu of cash. The number of shares issued shall be determined by dividing the dollar amount of the applicable retainer(s) by the fair market value of a share (based on the closing trading price of our Common Stock on the trading day immediately preceding the Annual Meeting Date), rounded down to the nearest whole share. In no case shall any fractional shares be issued. In lieu of any fractional shares, non-management directors shall be entitled to cash equal to the value of any fractional shares. Shares issued in lieu of cash shall be fully vested and unrestricted shares issued pursuant to the Company’s incentive compensation plan and shall be issued on the Annual Meeting Date or, if the shares cannot be delivered due to a Company blackout period, then the shares will be delivered on the first business day following the end of the blackout period. Any election by a non-management director to receive his or her retainer(s) in shares must be made no later than the expiration of the election period established by the Compensation Committee and can only be made during a period in which the Company is not in a quarterly or special blackout period pursuant to the Company’s insider trading policy and at a time in which the director does not have material, non-public information.

Each of our directors is a party to an Indemnification Agreement with the Company pursuant to which we have agreed to indemnify and advance expenses to such director in connection with his or her service as our director, officer or agent to the fullest extent permitted by law and as set forth in each such agreement and, to the extent applicable, to maintain insurance coverage for each such director under our policies of directors’ and officers’ liability insurance.

AUDIT AND RISK COMMITTEE REPORT

Our management has primary responsibility for preparing our financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.

The role and responsibilities of the Audit and Risk Committee are set forth in a written charter adopted by our Board of Directors. The charter is available on our website, www.acadiahealthcare.com, under the webpage “Investors – Corporate Governance.” The Audit and Risk Committee reviews and reassesses the adequacy of the charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit and Risk Committee acted in accordance with its charter in 2024. In fulfilling its responsibilities for fiscal year 2024, the Audit and Risk Committee:

●	Pre-approved all auditing and non-auditing services of Ernst & Young LLP;

●	Reviewed and discussed with management our unaudited quarterly financial statements during 2024 and our audited financial statements for the fiscal year ended December 31, 2024, including a discussion of critical accounting policies used in such financial statements;

●	Reviewed and discussed with the internal auditor the quality and appropriateness of our internal controls and reporting procedures;

●	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present; and

●	Received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit and Risk Committee concerning independence and discussed with Ernst & Young LLP their independence from us and management.

Based on the Audit and Risk Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP as described above, and in reliance thereon, the Audit and Risk Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended December 31, 2024 be included in our Annual Report on Form 10-K for filing with the SEC.

AUDIT AND RISK COMMITTEE:

William F. Grieco, Chairman
E. Perot Bissell
Michael J. Fucci
R. David Kelly

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

None.

GENERAL INFORMATION

Stockholder Proposals for 2026 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2026 annual meeting of stockholders must be received by us at our principal executive offices at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067 no later than December 11, 2025 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.

If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. To be timely, a stockholder’s notice must be received at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that our annual meeting is more than 30 days before or more than 70 days after the date of first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Under our Bylaws, notice with respect to the 2026 annual meeting of stockholders must be received at our principal executive offices between the close of business on January 29, 2026 and the close of business on February 28, 2026, unless the 2026 annual meeting is called for a date that is more than 30 days before or more than 70 days after May 29, 2026. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2026.

Annual Report on Form 10-K

As indicated in the Notice of Internet Availability of Proxy Materials, a copy of this Proxy Statement and our 2024 Annual Report to Stockholders has been posted on the website www.proxyvote.com. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC. Requests should be directed to Acadia Healthcare Company, Inc., 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, Attention: Brian P. Farley, Esq., Executive Vice President, General Counsel and Secretary, (615) 851-6000. Our Annual Report to Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.

Delivery of Documents to Stockholders Sharing an Address

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the Notices of Internet Availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials to that address. Householding is designed to reduce a company’s printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability of Proxy Materials. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our General Counsel and Secretary at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, or by calling (615) 861-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you receive more than one Notice of Internet Availability of Proxy Materials, this means that you have multiple accounts holding Common Stock with brokers and/or the Company’s transfer agent. Please vote all of your shares by following the instructions included on each Notice of Internet Availability of Proxy Materials. Additionally, to avoid receiving multiple sets of proxy materials in the future, the Company recommends that you contact Broadridge Financial Services, Inc. at www.proxyvote.com or (800) 579-1639 to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions.

Electronic Access to Proxy Statement and Annual Report to Stockholders

We have elected to provide this Proxy Statement and our 2024 Annual Report to Stockholders over the Internet through a “notice and access” model. The Notice of Internet Availability of Proxy Materials provides instructions on how you may access this Proxy Statement and our 2024 Annual Report to Stockholders on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

ACADIA HEALTHCARE COMPANY, INC.

Christopher H. Hunter
Chief Executive Officer and Director

April 10, 2025

Reconciliation of Adjusted EBITDA for Purposes of Compensation Plans

(Unaudited)

(in thousands)	2024	2023
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$255,612	$(21,667)
Net income attributable to noncontrolling interests	8,872	6,006
Provision for (benefit from) income taxes	77,395	(9,699)
Interest expense, net	116,368	82,125
Depreciation and amortization	149,595	132,349
EBITDA	607,842	189,114
Adjustments:
Equity-based compensation expense (a)	37,113	32,289
Transaction, legal and other costs (b)	46,753	62,026
Legal settlements expense (c)	–	394,181
Loss on impairment (d)	17,276	9,790
Gain on sale of property (e)	–	(9,747)
Adjusted EBITDA, as reported	$708,984	$677,653
Severance and restructuring costs (f)	1,877	2,418
Other non-cash gains and charges (g)	433	312
Adjusted EBITDA for purposes of compensation plans	$711,294	$680,383

Reconciliation of Adjusted EPS for Purposes of Compensation Plans

(Unaudited)

(in thousands)	2024	2023
Net income (loss) attributable to Acadia Healthcare Company, Inc.	$255,612	$(21,667)

Adjustments to income:
Transaction, legal and other costs (b)	46,753	62,026
Legal settlements expense (c)	–	394,181
Loss on impairment (d)	17,276	9,790
Gain on sale of property (e)	–	(9,747)
Provision for (benefit from) income taxes	77,395	(9,699)

Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	397,036	424,884
Adjustments to income for purposes of compensation plans:
Severance and restructuring costs (f)	1,877	2,418
Other non-cash gains and charges (g)	433	312
Income tax effect of adjustments to income (h)	(93,481)	(105,369)
Adjusted income attributable to Acadia Healthcare Company, Inc. for purposes of compensation plans	$305,865	$322,245
Weighted-average shares outstanding – diluted (i)	92,059	91,826
Adjusted EPS for purposes of compensation plans	$3.32	$3.51

(a)	Represents the equity-based compensation expense of Acadia.
(b)	Represents transaction, legal and other costs incurred by Acadia primarily related to the following categories: (i) government investigations, (ii) termination and restructuring costs; (iii) legal, accounting, and other acquisition-related costs, and (iv) management transition costs.
(c)	Represents legal settlements expense related to the Desert Hills Litigation (as defined in our Annual Report on Form 10-K for the year ended December 31, 2023).
(d)	Represents non-cash impairment charges related to the closure of certain facilities.
(e)	Represents gain on facility property sale.
(f)	Represents severance and restructuring costs not included in transaction, legal and other costs.
(g)	Represents non-cash gains and charges such as gain or loss on disposal of assets and other one-time charges.
(h)	Represents the income tax effect of adjustments to income based on tax rates of 23.4% and 24.6% for the year ended December 31, 2024 and 2023, respectively.
(i)	For the year ended December 31, 2023, approximately 0.9 million outstanding restricted stock units and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the year ended December 31, 2023 causes such securities to be anti-dilutive.

APPENDIX A

Amendment to the
Acadia Healthcare Company, Inc.
Incentive Compensation Plan

This Amendment to the Acadia Healthcare Company, Inc. Amended and Restated Incentive Compensation Plan (the “Plan”) is adopted by Acadia Healthcare Company, Inc. (the “Company”), effective as of May 29, 2025.

WHEREAS, the Company has established the Plan through which the Company may grant awards of stock options, stock appreciation rights, restricted stock and other stock-based and cash-based awards to directors, officers and other employees of the Company and its subsidiaries, as well as other persons performing consulting or advisory services for the Company; and

WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan by 2,475,000 shares, resulting in a total of 15,175,000 shares that may be granted under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	By deleting Section 4.1(a) in its entirety and inserting the following in its place and stead:

“4.1	Shares.

(a)            The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 15,175,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 15,175,000 shares. Notwithstanding any provision of the Plan to the contrary, the following shares of Common Stock shall not be added to the shares authorized for grant under Section 4.1(a) and the individual share limitations of Section 4.1(b) and shall not be available for future grants of Awards: (i) shares of Common Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Common Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) shares of Common Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iv) shares of Common Stock purchased by the Company with the cash proceeds from the exercise of Options. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. In no event will dividends or dividend equivalents be granted with respect to unvested Awards, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Award.”

2.	Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

A-1

IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned officer of the Company, to be effective as of the date first written above.

ACADIA HEALTHCARE COMPANY, INC.

By:
Brian P. Farley
Executive Vice President, General Counsel and Secretary

A-2

APPENDIX B

ACADIA HEALTHCARE COMPANY, INC.
__________________________________________

AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
__________________________________________

Article I
PURPOSE

Acadia Healthcare Company, Inc. hereby amends and restates the Acadia Healthcare Company, Inc. Incentive Compensation Plan, effective as of the date set forth in Article XV to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Article II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1

“Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2

“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.3

“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.4

“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.5

“Board” means the Board of Directors of the Company.

2.6

“Cause” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a (i) willful or serious misconduct or gross negligence in the performance of the Participant’s duties to the Company; (ii) willful or repeated failure to satisfactorily perform the Participant’s duties to the Company or to follow the lawful directives of the Board or any executive or supervisor to which the Participant reports (other than as a result of death or due to Disability); (iii) commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) breach of, or failure to comply with, any material agreement with the Company, or a violation of the Company’s code of conduct or other written policy; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7

“Change in Control” has the meaning set forth in 11.2.

2.8

“Change in Control Price” has the meaning set forth in Section 11.1.

2.9

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.10

“Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.11

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.12

“Company” means Acadia Healthcare Company, Inc., a Delaware corporation, and its successors by operation of law.

2.13

“Consultant” means any Person who is an advisor or consultant to the Company or its Affiliates.

2.14

“Disability” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.15

“Effective Date” means the effective date of the Plan as defined in Article XV.

2.16

“Eligible Employees” means each employee of the Company or an Affiliate.

2.17

“Eligible Individual” means any Eligible Employee, Non-Employee Director or Consultant.

2.18

“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.19

“Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.20

“Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.21

“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22

“Limited Stock Appreciation Right” means a Stock Appreciation Right described in Section 7.5 of the Plan.

2.23

“Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.24

“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.25

“Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.26

“Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as provided by the Committee in the applicable Award Agreement.

2.27

“Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29

“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30

“Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.31

“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.32

“Performance Period” means the period designated during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

2.34

“Plan” means this Incentive Compensation Plan, as amended from time to time.

2.35

“Reference Stock Option” has the meaning set forth in Section 7.1.

2.36

“Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.37

“Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.38

“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.40

“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.41

“Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.42

“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.43

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.44

“Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.45

“Ten Percent Stockholder” means a Person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.46

“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.47

“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.48

“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.49

“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.50

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

Article III
ADMINISTRATION

3.1

The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b)  an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2

Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a)           to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)           to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)           to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine);

(e)           to determine the amount of cash to be covered by each Award granted hereunder;

(f)            to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)           to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h)           to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)            to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee following the date of the acquisition or exercise of such Award;

(j)            to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k)           solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3

Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4

Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5

Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6	Designation of Consultants/Liability.

(a)           The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b)           The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7          Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

Article IV
SHARE LIMITATION

4.1	Shares.

(a)           The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 12,700,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 12,700,000 shares. Notwithstanding any provision of the Plan to the contrary, the following shares of Common Stock shall not be added to the shares authorized for grant under Section 4.1(a) and the individual share limitations of Section 4.1(b) and shall not be available for future grants of Awards: (i) shares of Common Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Common Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) shares of Common Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iv) shares of Common Stock purchased by the Company with the cash proceeds from the exercise of Options. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. In no event will dividends or dividend equivalents be granted with respect to unvested Awards, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Award.

(b)	Individual Participant Limitations.

(i)         The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights, or shares of Restricted Stock, or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii) which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 750,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), and the maximum number of shares of Common Stock for all types of Awards does not exceed 1,500,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii)         There are no annual individual share limitations applicable to Participants on Restricted Stock or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(iii)         The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 750,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company.

(iv)         The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $10,000,000.

(v)         The individual Participant limitations set forth in this Section 4.1(b) (other than Section 4.1(b)(iii)) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of shares of Common Stock available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

4.2	Changes.

(a)           The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)           Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)           Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)           In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Acquisition Event, by (i) cashing-out such Awards upon the date of consummation of the Acquisition Event, or (ii) delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

4.3

Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

Article V
ELIGIBILITY

5.1

General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

5.2

Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3

General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

Article VI
STOCK OPTIONS

6.1

Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2

Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3

Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4

Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)           Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)           Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.

(d)           Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)           Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may provide in the applicable Award Agreement at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member or such other Person or entity in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member or such other Person or entity pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)            Termination by Death and Disability. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, following a termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)           Involuntary Termination Without Cause. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)           Voluntary Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)            Termination for Cause. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)            Unvested Stock Options. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)           Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)            Form of Stock Options; No Re-Pricing. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee. Except as provided in Section 4.2 or Article XII, without stockholder approval the Committee shall not be permitted to (i) amend an outstanding Stock Option to lower or reduce the exercise price thereof; (ii) cancel an outstanding Stock Option when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award for the purpose of re-pricing the Stock Option; or (iii) cancel or accept the surrender of an outstanding Stock Option in exchange for a Stock Option with an exercise price that is less than the exercise price of the cancelled or surrendered Award.

(m)           Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

(n)           Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(o)           Cashing-Out of Stock Options. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares for which an Option is being exercised by paying the optionee an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the exercise price multiplied by the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(p)           Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

Article VII
STOCK APPRECIATION RIGHTS

7.1

Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2

Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement at the time of grant, and the following:

(a)           Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)           Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)           Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d)           Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e)           Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)            Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)           Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3

Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4

Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement at the time of grant, and the following:

(a)           Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)           Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)           Exercisability. In accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine.

(d)           Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)           Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f)           Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g)           Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5

Limited Stock Appreciation Rights. The Committee may grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6

Cashing-Out of Stock Appreciation Rights. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares underlying a Stock Appreciation Right by paying the holder an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the base price multiplied by the number of shares of Common Stock for which the Stock Appreciation Right is being exercised on the effective date of such cash-out.

7.7

Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. Except as provided in Section 4.2 or Article XII, and notwithstanding any other provision, without stockholder approval the Committee shall not be permitted to (i) amend an outstanding Stock Appreciation Right to lower or reduce the exercise price thereof; (ii) cancel an outstanding Stock Appreciation Right when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award for the purpose of re-pricing the Stock Appreciation Right; or (iii) cancel or accept the surrender of an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with an exercise price that is less than the exercise price of the cancelled or surrendered Award.

Article VIII
RESTRICTED STOCK

8.1

Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine.

Restricted Stock for which the grant is conditioned on Performance Goals or other factors may be referred to as “Restricted Stock Units.”

8.2

Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)           Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)           Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)           Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Acadia Healthcare Company, Inc. (the “Company”) Incentive Compensation Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated _________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)           Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3

Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)           Restriction Period.

(i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)           Rights as a Stockholder. Except as provided in Section 8.3(a) with respect to the Restriction Period and this Section 8.3(b) with respect to dividends or as otherwise provided by the Committee in the applicable Award Agreement at the time of grant, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing and any provision of the Plan to the contrary, in no event will dividends or dividend equivalents be granted with respect to unvested shares of Restricted Stock, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the shares of Restricted Stock.

(c)           Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)           Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

Article IX
PERFORMANCE AWARDS

9.1

Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as provided by the Committee in the applicable Award Agreement at the time of grant. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

9.2

Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)           Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned.

(b)           Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)           Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(d)           Dividends. Amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Performance Award.

(e)           Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(f)           Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g)           Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

Article X
OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1

Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate (including nonmanagement director compensation paid at the election of a director in shares of Common Stock in lieu of cash), stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

10.2

Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)           Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)           Dividends. The recipient of an Award under this Article X shall not be entitled to receive dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award, except that the Committee may provide in the applicable Award Agreement at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Award.

(c)           Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement.

(d)           Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee.

10.3

Other Cash-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Cash-Based Awards in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Other Cash-Based Awards shall be made, the amounts to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Cash-Based Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Cash-Based Awards upon the attainment of specified Performance Goals as the Committee may determine. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

Article XI
CHANGE IN CONTROL PROVISIONS

11.1

Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a)           Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b)           The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)           Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2

Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)           a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)           a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Article XII
TERMINATION OR AMENDMENT OF PLAN

12.1

Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards, Other Stock-Based Awards or Other Cash-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award, except in accordance with Section 6.4(l); or (viii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

Article XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

Article XIV
GENERAL PROVISIONS

14.1

Legend. The Committee may require each Person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2

Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3

No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4

Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5

No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

14.6

Listing and Other Conditions.

(a)           Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)           Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)           A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7

Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8

Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9

Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10

Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11

Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12

Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13

No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14

Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15

Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16

Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17

Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18

Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19

Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20

Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.21

Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

Article XV
EFFECTIVE DATE OF PLAN

The Plan originally became effective on September 7, 2011, and was amended and restated effective May 23, 2013. Following its adoption by the Board, this amendment and restatement of the Plan shall become effective as of May 18, 2023 upon receipt of the requisite approval of the stockholders of the Company at the 2023 Annual Meeting of Stockholders. In the absence of such stockholder approval, any outstanding Awards for which the terms have been established under this amended and restated Plan and subject to such stockholder approval shall be null and void.

Article XVI
TERM OF PLAN

            No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that this amended and restated Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

EXHIBIT A

PERFORMANCE GOALS

Performance goals shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	earnings per share;
•	operating income;
•	gross income;
•	net income (before or after taxes);
•	cash flow;
•	gross profit;
•	gross profit return on investment;
•	gross margin return on investment;
•	gross margin;
•	operating margin;
•	working capital;
•	earnings before interest and taxes;
•	earnings before interest, tax, depreciation and amortization;
•	return on equity;
•	return on assets;
•	return on capital;
•	return on invested capital;
•	net revenues;
•	gross revenues;
•	revenue growth, as to either gross or net revenues;
•	annual recurring net or gross revenues;
•	recurring net or gross revenues;
•	license revenues;
•	sales or market share;
•	total stockholder return;
•	economic value added;
•	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;
•	the fair market value of a share of Common Stock;
•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;
•	reduction in operating expenses; or
•	other objective criteria determined by the Committee.

The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a)           restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)           an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c)           a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may also:

                    (a)           designate additional business criteria on which the performance goals may be based; or

                    (b)           adjust, modify or amend the aforementioned business criteria.

ACADIA HEALTHCARE COMPANY, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

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V69039-P27009

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACADIA HEALTHCARE COMPANY, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jason R. Bernhard	☐	☐	☐
1b. William F. Grieco	☐	☐	☐
1c. R. David Kelly	☐	☐	☐
1d. Reeve B. Waud	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Approve an amendment to the Acadia Healthcare Company, Inc. Amended and Restated Incentive Compensation Plan.	☐	☐	☐
3. Advisory vote on the compensation of the Company's named executive officers as presented in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 4.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of a non-binding advisory vote on the Compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.	**For**	**Against**	**Abstain**
5. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V69040-P27009

ACADIA HEALTHCARE COMPANY, INC.

REVOCABLE PROXY
2025 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 29, 2025: The Notice and Proxy Statement and the Company's 2024 Annual Report to Stockholders are available at www.proxyvote.com.

The undersigned hereby appoints Heather Dixon and Brian P. Farley, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Acadia Healthcare Company, Inc., to be held at the Company's executive offices at 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067, on Thursday, May 29, 2025, at 8:00 a.m. (Central Time), and at any adjournment thereof.

This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election as directors of the nominees named on the reverse side (b) FOR each of proposals 2, 3, 5 and (c) 1 YEAR for proposal 4.

Continued and to be signed on reverse side